                                                                     Exhibit 4.3

                                                                  EXECUTION COPY





















                                OPTION AGREEMENT

                          Dated as of February 11, 2003

                                 by and between

                  PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC

                                       and

                        AZTECA INTERNATIONAL CORPORATION



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
ARTICLE I DEFINITIONS.....................................................................................................    2
             SECTION 1.1           Definitions ...........................................................................    2

ARTICLE II THE OPTION.....................................................................................................   10
             SECTION 2.1           Grant of Option .......................................................................   10
             SECTION 2.2           Option Exercise Procedures ............................................................   11

ARTICLE III PURCHASE AND SALE OF PURCHASED ASSETS ........................................................................   12
             SECTION 3.1           Purchase and Sale of Purchased Assets .................................................   12
             SECTION 3.2           Excluded Assets .......................................................................   14
             SECTION 3.3           Assumption of Liabilities .............................................................   15
             SECTION 3.4           Excluded Liabilities ..................................................................   15
             SECTION 3.5           Closing Date ..........................................................................   16
             SECTION 3.6           Purchase Price ........................................................................   16
             SECTION 3.7           Payments at the Closing ...............................................................   16
             SECTION 3.8           Closing Date Deliveries ...............................................................   17
             SECTION 3.9           Further Assurances ....................................................................   18
             SECTION 3.10          Allocation ............................................................................   18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER ..................................................................   19
             SECTION 4.1           Organization; Subsidiaries ............................................................   19
             SECTION 4.2           Authority of the Seller; No Conflicts .................................................   19
             SECTION 4.3           Financial Statements ..................................................................   20
             SECTION 4.4           Operations Since Balance Sheet Date ...................................................   20
             SECTION 4.5           No Undisclosed Liabilities ............................................................   21
             SECTION 4.6           Taxes .................................................................................   21
             SECTION 4.7           Sufficiency of Assets..................................................................   22
             SECTION 4.8           Governmental Permits ..................................................................   22
             SECTION 4.9           Real Property Leases ..................................................................   24
             SECTION 4.10          Personal Property .....................................................................   25
             SECTION 4.11          Personal Property Leases ..............................................................   25
             SECTION 4.12          Intellectual Property 25
             SECTION 4.13          Title to Purchased Assets .............................................................   26
             SECTION 4.14          Contracts .............................................................................   26
             SECTION 4.15          Status of Contracts ...................................................................   26
             SECTION 4.16          No Violation, Litigation or Regulatory Action .........................................   27
             SECTION 4.17          Insurance .............................................................................   28
             SECTION 4.18          Environmental Protection ..............................................................   28
             SECTION 4.19          Insolvency Proceedings ................................................................   29
             SECTION 4.20          No Third Party Options ................................................................   29
             SECTION 4.21          Citizenship ...........................................................................   29
             SECTION 4.22          No Finder .............................................................................   29

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             SECTION 4.23          No Representation as to Transferability of the Governmental Permits ...................   29
             SECTION 4.24          Disclosure of Information to the Optionee .............................................   30
             SECTION 4.25          Aggregate Material Adverse Effect .....................................................   30
             SECTION 4.26          Exclusive Representations and Warranties; Seller's Disclosure Schedules ...............   30

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE .................................................................   30
             SECTION 5.1           Organization ..........................................................................   30
             SECTION 5.2           Authority of the Optionee .............................................................   30
             SECTION 5.3           Litigation ............................................................................   31
             SECTION 5.4           No Finder .............................................................................   31
             SECTION 5.5           Investment Representations ............................................................   32
             SECTION 5.6           Optionee's Reliance ...................................................................   32

ARTICLE VI ACTION PRIOR TO THE CLOSING DATE...............................................................................   32
             SECTION 6.1           Preserve Accuracy of Representations; Incurrence of Liabilities; Notification .........   32
             SECTION 6.2           FCC Consent; HSR Act Approval; Other Consents and Approvals of Governmental Authorities   33
             SECTION 6.3           Compliance with the Optionee LMA; Operation of the Station Prior to the Closing .......   34
             SECTION 6.4           Third Party Consents ..................................................................   35
             SECTION 6.5           Bulk Sales Act ........................................................................   35
             SECTION 6.6           Additional Covenant ...................................................................   35
             SECTION 6.7           Memorandum of Option Agreement.........................................................   35
             SECTION 6.8           HSR Act Approval Regarding Effectiveness ..............................................   35

ARTICLE VII ADDITIONAL AGREEMENTS ........................................................................................   36
             SECTION 7.1           Taxes; Sales, Use and Transfer Taxes ..................................................   36

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER ...............................................................   38
             SECTION 8.1           No Misrepresentation or Breach of Covenants and Warranties ............................   38
             SECTION 8.2           No Restraint or Litigation ............................................................   39
             SECTION 8.3           FCC Consent ...........................................................................   39
             SECTION 8.4           Closing Deliveries ....................................................................   39

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF OPTIONEE ...............................................................   39
             SECTION 9.1           No Misrepresentation or Breach of Covenants and Warranties ............................   39
             SECTION 9.2           No Restraint or Litigation ............................................................   40
             SECTION 9.3           FCC Consent ...........................................................................   40
             SECTION 9.4           Closing Deliveries ....................................................................   40

ARTICLE X INDEMNIFICATION.................................................................................................   40
             SECTION 10.1          Indemnification by the Seller .........................................................   40


                                       ii
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             SECTION 10.2          Indemnification by the Optionee .......................................................   41
             SECTION 10.3          Notice of Claims ......................................................................   42
             SECTION 10.4          Third Person Claims ...................................................................   42
             SECTION 10.5          Limitations ...........................................................................   43

ARTICLE XI TERMINATION....................................................................................................   44
             SECTION 11.1          Termination ...........................................................................   44

ARTICLE XII GENERAL PROVISIONS............................................................................................   46
             SECTION 12.1          Amendment .............................................................................   46
             SECTION 12.2          Entire Agreement ......................................................................   46
             SECTION 12.3          Successors and Assigns ................................................................   46
             SECTION 12.4          Confidentiality .......................................................................   47
             SECTION 12.5          Notices ...............................................................................   48
             SECTION 12.6          Counterparts ..........................................................................   49
             SECTION 12.7          Headings; Gender ......................................................................   50
             SECTION 12.8          Rule of Construction ..................................................................   50
             SECTION 12.9          Remedies ..............................................................................   50
             SECTION 12.10         Specific Performance ..................................................................   50
             SECTION 12.11         Consent to Jurisdiction ...............................................................   50
             SECTION 12.12         GOVERNING LAW..........................................................................   51
             SECTION 12.13         Access to Records after Closing .......................................................   51
             SECTION 12.14         Schedules .............................................................................   51
             SECTION 12.15         Time is of the Essence ................................................................   51
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                                       iii

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                               Table of Schedules

Schedule 4.1               Subsidiaries
Schedule 4.2               No Conflicts
Schedule 4.3               Financial Statements
Schedule 4.4               Absence of Certain Changes
Schedule 4.5               Liabilities
Schedule 4.6               Taxes
Schedule 4.7               Sufficiency of Assets
Schedule 4.8(a)            FCC Licenses
Schedule 4.8(b)            Governmental Permits
Schedule 4.8(c)            Compliance with Governmental Permits
Schedule 4.9(a)            Real Property Leases
Schedule 4.10              Personal Property
Schedule 4.11              Personal Property Leases
Schedule 4.12(a)           Intellectual Property
Schedule 4.12(c)           IP Licenses
Schedule 4.12(d)           Infringement
Schedule 4.14              Contracts
Schedule 4.15              Status of Contracts
Schedule 4.16              Violations, Litigation and Regulatory Actions
Schedule 4.17              Insurance Policies
Schedule 4.18              Environmental
Schedule 5.2               Optionee Conflicts, Consents and Required Filings
Schedule 5.3               Optionee Litigation

                                Table of Exhibits

Exhibit 3.8(a)(i)(1)       Bill of Sale
Exhibit 3.8(a)(i)(2)       Assignment Agreement
Exhibit 3.8(a)(i)(3)       IP Assignment Agreement
Exhibit 3.8(a)(i)(4)       Lease Assignment Agreement
Exhibit 6.7                Memorandum of Option Agreement
Exhibit 8.1(b)             Optionee Closing Certificate
Exhibit 9.1(b)             Seller Closing Certificate

                                OPTION AGREEMENT

     OPTION AGREEMENT, dated as of February 11, 2003 (this "Agreement"), by and between Pappas Telecasting of Southern California LLC, a Delaware limited liability company (the "Seller") and Azteca International Corporation, a Delaware corporation (and, together with any Permitted Transferee, the "Optionee").

                                    RECITALS

     The Seller is the owner and operator, and its wholly-owned subsidiary, Pappas Southern California License, LLC, a Delaware limited liability company ("PSC License"), is the licensee, of the television station KAZA-TV NTSC Channel 54 in Avalon, California (the "Station").

     Messrs. Harry J. Pappas, LeBon G. Abercrombie and Dennis J. Davis and Pappas Telecasting Companies, a Nevada corporation ("PTC"), collectively, own, beneficially and of record, all of the issued and outstanding equity interests of the Seller.

     The Seller (as successor to Pappas Telecasting of Southern California, LLC, a California limited liability company) and the Optionee are parties to that certain Amended and Restated Equity Option Agreement, dated as of December 31, 2001 (the "Existing Equity Option Agreement").

     Certain disputes have arisen between TV Azteca, S.A. de C.V., a sociedad anonima de capital variable incorporated under the laws of Mexico ("TVA"), the ultimate parent of the Optionee, and the Optionee, on the one hand, and the Seller and certain Affiliates (as defined below) of the Seller, on the other hand, in connection with the Existing Equity Option Agreement and certain other agreements between them.

     TVA, the Optionee, the Seller and certain Affiliates of the Seller desire to settle such disputes among them and, in furtherance thereof, have entered into that certain Settlement Agreement (the "Settlement Agreement"), dated as of the date hereof, by and among TVA, the Optionee, the Seller, Messrs. Pappas, Abercrombie and Davis, PTC, and certain other Affiliates of the Seller.

     It is a condition to the consummation of the transactions contemplated by the Settlement Agreement that the Seller and the Optionee concurrently enter into that certain Local Marketing Agreement, dated as of the date hereof, as the same may be amended from time to time (the "Optionee LMA").

     It is also a condition to the consummation of the transactions contemplated by the Settlement Agreement that the Seller and the Optionee concurrently enter into this Agreement.

     The Seller wishes to grant to the Optionee, and the Optionee desires to receive from the Seller, an option to purchase certain assets relating to the Station, all on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term "controls," "is controlled by" or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliation Agreement" means that certain Second Amended and Restated Station Affiliation Agreement, of even date herewith, by and between the Optionee and the Seller, with respect to the Station.

     "Agreement" has the meaning specified in the preamble.

     "Amended and Restated Credit Agreement" means the Amended and Restated Credit Agreement, dated as of the date hereof, by and between the Seller as borrower and the Optionee as lender.

     "Amended and Restated Note" has the meaning specified in the Amended and Restated Credit Agreement.

     "Assumed Liabilities" has the meaning specified in Section 3.3.

     "Balance Sheet" has the meaning specified in Section 4.3.

     "Balance Sheet Date" has the meaning specified in Section 4.3.

     "Barter Agreements" means contracts for the sale of time on the Station in exchange for programming.

     "Business" means the conduct of the business of the Station.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Mexico City, Mexico are authorized or required by law or executive order to close.

     "Cash Component" has the meaning specified in Section 3.7(a)(i).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

     "Claim Notice" has the meaning specified in Section 10.3(a):

     "Claims" means any actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

     "Closing" has the meaning specified in Section 3.5.

     "Closing Date" has the meaning specified in Section 3.5.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Copyrights" means copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

     "Cut-Off Date" means (i) the date which is the third anniversary of the Option Effective Date or (ii) if the Optionee LMA is terminated pursuant to
Section 13 thereof or pursuant to Section 12.2 thereof as a result of the Optionee's Breach (as defined in the Optionee LMA), the earlier of (x) the third anniversary of the Option Effective Date and (y) the first anniversary of the date the Optionee LMA is terminated.

     "Environment" means ambient air, surface water and ground water (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace, natural resources (e.g., flora and fauna) or as otherwise defined in any Environmental Law.

     "Environmental Conditions" means the state of the Environment, including natural resources (e.g. flora and fauna), soil, surface water, groundwater, any drinking water supply, subsurface strata or ambient air.

     "Environmental Laws" means all applicable Requirements of Law relating to healthy, safety, pollution or protection of the Environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Materials. Environmental Laws shall include, without limitation, CERCLA, RCRA, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, OSHA, as amended, and all analogous laws promulgated or issued by any Governmental Authority that are enacted and currently in effect.

     "Event of Loss" has the meaning specified in Section 12.14.

     "Excluded Assets" has the meaning specified in Section 3.2.

     "Excluded Liabilities" has the meaning specified in Section 3.3.

     "Exercise Period" has the meaning specified in Section 2.2(a).

     "Existing Affiliation Agreement" means the Amended and Restated Station Affiliation Agreement, dated as of December 31, 2001, by and between the Seller (as successor to Pappas Telecasting of Southern California, LLC, a California limited liability company) and the Optionee, with respect to the Station.

     "Existing Equity Option Agreement" has the meaning specified in the recitals.

     "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any Claim incident to any matter indemnified against in this Agreement (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "Extended Cut-Off Date" has the meaning specified in Section 11.1(b).

     "Extension Request" has the meaning specified in Section 11.1(b).

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "FCC Consent" means action by the FCC granting its unconditional consent to the assignment to the Optionee (or a Permitted Transferee) of the Governmental Permits as contemplated by Section 6.2(a)(i) of this Agreement.

     "FCC Licenses" has the meaning specified in Section 4.8(a).

     "Final Order" means an FCC Consent as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

     "FIRPTA" means the Foreign Investment in Real Property Act of 1980.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

     "Governmental Authority" (i) when used herein in connection with any representation, warranty, covenant, agreement or obligation of the Seller, means the government of the United States of America and any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing Governmental Authorities referred to in this clause (i); and (ii) when used herein connection with any representation, warranty, covenant, agreement or obligation of the Optionee, means the governments of the United States of America and Mexico and any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing Governmental Authorities referred to in this clause (ii).

     "Governmental Permits" means all licenses, certificates, variances, filings, permissions, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Authority that are necessary to entitle the Seller to own or lease, operate and use its assets, to carry on and conduct the Business and to use the Station's call letters as conducted or used as of the date hereof.

     "Hazardous Materials" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, infectious, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Materials includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Clearance Certificate" means a certificate, duly executed on behalf of the Optionee by a director of the Optionee, certifying that, with respect to the filing, if any, required under Section 6.2(a)(ii) or Section 6.8, the applicable waiting period under the HSR Act has expired or been terminated.

     "HSR Opinion" means an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Optionee, stating that no filing is required under the HSR Act in connection with the effectiveness of this Agreement and the Optionee LMA or, if applicable, that no such filing is required prior to the giving of the Option Exercise Notice, which opinion in either case shall be satisfactory to the Seller in its sole and absolute discretion (it being understood that an opinion in the form of opinion previously delivered to the Seller's counsel by Paul, Weiss, Rifkind, Wharton & Garrison LLP shall be satisfactory to the Seller).

     "HSR Option Effectiveness Filing Period" has the meaning specified in
Section 6.8.

     "Indemnified Party" has the meaning specified in Section 10.3(a).

     "Indemnitor" has the meaning specified in Section 10.3(a).

     "Intellectual Property" shall mean all of the following, as they exist anywhere in the world: Patents, Trademarks, Copyrights, Trade Secrets, Software, Internet Assets and IP Licenses.

     "Internet Assets" means domain names, Internet addresses and other computer identifiers, web sites, web pages and similar rights and items.

     "IP Licenses" means all licenses, sublicenses, distributor agreements or permissions, including, without limitation, the right to receive royalties or any other consideration relating to any Station Intellectual Property.

     "Knowledge" means (a) with respect to the Seller, the actual knowledge (without inquiry) of Harry J. Pappas, LeBon G. Abercrombie or Dennis J. Davis and (b) with respect to the Optionee, the actual knowledge (without inquiry) of Luis J. Echarte, Jorge Jaidar or Francisco Borrego.

     "Lease Assignment Agreement" has the meaning specified in Section
3.8(a)(i).

     "Leased Real Property" has the meaning specified in Section 4.10(b).

     "Lien" means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LMA Effective Period" means the period from and including the Effective Date (as defined in the Optionee LMA) during which the Optionee LMA is in full force and effect (but specifically excluding the period of continued payments under Section 12.2 of the Optionee LMA).

     "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges.

     "Material Adverse Effect" means a material adverse effect (a) on the Purchased Assets, the Seller's ability to operate the Station and the Business as they exist and are being operated on the date of this Agreement or the Closing Date, as applicable or (b) on the ability of the Seller to consummate the transactions contemplated hereby.

     "Option" has the meaning specified in Section 2.1.

     "Option Effective Date" has the meaning specified in Section 2.1.

     "Option Exercise Notice" has the meaning specified in Section 2.2(a).

     "Option Expert" means the person who is serving as the FCC Expert pursuant to the terms of the Optionee LMA or, if no person is then serving as the FCC Expert, or if the FCC Expert does not accept such assignment hereunder, another individual who has been appointed as a successor FCC Expert pursuant to Section
15.8 of the Optionee LMA; if the Seller and the Optionee fail to appoint an Option Expert within five (5) days after the Submitting Party notifies the Responding Party of the Submitting Party's intention to petition the Option Expert pursuant to Section 11.1(b), the Seller and Optionee shall request the American Arbitration Association in New York City to select the Option Expert within two (2) Business Days after such five-day period; provided, however, that the Option Expert selected by the American Arbitration Association shall not follow the rules promulgated by the American Arbitration Association but shall instead abide by the provisions of this Agreement.

     "Option Expert Decision" has the meaning specified in Section 11.1(b).

     "Optionee" has the meaning specified in the preamble.

     "Optionee Ancillary Agreements" has the meaning specified in Section
5.2(a).

     "Optionee Closing Certificate" has the meaning specified in Section 8.1(c).

     "Optionee Group Member" means the Optionee, its Affiliates, directors, officers, employees and agents and their respective successors and assigns.

     "Optionee LMA" has the meaning specified in the recitals to this Agreement.

     "Orders" means any judgment, injunction, writ, award, decree or order issued by any Governmental Authority.

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

     "Patents" means patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights.

     "Payment Date" has the meaning specified in Section 6.7.

     "Permitted Affiliate Transferee" has the meaning specified in Section12.3(b).

     "Permitted Lien" means (a) Liens for Taxes, assessments or other governmental charges which are not yet due and payable, (b) with respect to any of the Purchased Assets and the Seller's leasehold interest under any of the Real Property Leases, including, without limitation, the Tower Lease, any Lien which does not materially interfere with the use of Station, the Purchased Assets or such leasehold interest in the manner in which it is being used as of the date of this Agreement, (c) Liens arising as a result of any action taken by Optionee or any failure by Optionee to take an action required under the Optionee LMA, and (d) Liens arising or permitted pursuant to the terms of the Amended and Restated Credit Agreement.

     "Permitted Transferee" has the meaning specified in Section 12.3.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Personal Property" has the meaning specified in Section 4.10.

     "Personal Property Leases" has the meaning specified in Section 4.11.

     "Prohibited Contract" has the meaning specified in Section 6.3(b)(ii).

     "Proration Date" has the meaning specified in Section 7.1(a)(ii).

     "PSC License" has the meaning specified in the recitals.

     "PTC" has the meaning specified in the recitals.

     "Purchase Price" has the meaning specified in Section 3.6.

     "Purchased Assets" has the meaning specified in Section 3.1.

     "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

     "Real Property" has the meaning specified in Section 3.1(b).

     "Real Property Leases" has the meaning specified in Section 4.9(a).

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, escaping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

     "Responding Party" has the meaning specified in Section 11.1(b).

     "Responding Party Review Period" has the meaning specified in Section 11.1(b).

     "Seller" has the meaning specified in the preamble.

     "Seller Ancillary Agreements" has the meaning specified in Section 4.2(a).

     "Seller Closing Certificate" has the meaning specified in Section 9.1(b).

     "Seller Group Member" means the Seller and its Affiliates, directors, officers, members, employees and agents and its respective successors and assigns.

     "Seller Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Seller or any of its Affiliates and used in the operation of the Station.

     "Settlement Agreement" has the meaning specified in the recitals.

     "Settlement Amount" has the meaning specified in Section 3.7(b).

     "Software" means computer software programs, including, without limitation, all source code, object code, specifications, designs and documentation related thereto.

     "Station" has the meaning specified in the recitals.

     "Station Agreements" has the meaning specified in Section 4.14.

     "Station Intellectual Property" means the Intellectual Property owned or licensed by the Seller or any Subsidiary for use primarily in connection with the operation of the Station or the Purchased Assets or otherwise primarily associated with the identification of the Station, excluding any Intellectual Property primarily used in connection with a business of the Seller or any of its Subsidiaries unrelated to the Station or the Purchased Assets.

     "Submitting Party" has the meaning specified in Section 11.1(b).

     "Subsidiaries" means any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing member interests are, at the time any determination is being made, owned, controlled or held by the Seller and/or one or more Subsidiaries of the Seller.

     "Tax Returns" means all returns, reports, forms or other information filed or required to be filed with respect to any Tax.

     "Taxes" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in clause (i) above.

     "Tower" means the transmission tower on the land subject to the lease agreement by and between American Tower L.P. and the United States Forest Service.

     "Tower Lease" has the meaning specified in Section 4.9(b).

     "Trade Secrets" means trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary or confidential information and rights (whether or not patentable or subject to copyright, mask work or trade secret protection).

     "Trademarks" means trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

     "Transaction Document" has the meaning specified in the Settlement
Agreement.

     "Transfer Application" has the meaning specified in Section 6.2(a)(i).

     "TVA" has the meaning specified in the recitals.

                                   ARTICLE II

                                   THE OPTION

     Section 2.1 Grant of Option.

     (a) The Seller hereby grants to the Optionee, effective as of the Option Effective Date, the exclusive right and option (the "Option") to purchase, on the Closing Date, the Purchased Assets and assume the Assumed Liabilities. The Option shall become effective and may be exercised only if:

          (i) the PTSC Debt (as defined in the Amended and Restated Credit Agreement), including any accrued and unpaid interest, is not paid in full on or prior to midnight New York City time on (x) May 31, 2003 or (y) if the Seller delivers to the Optionee timely written notice pursuant to clause (i)(B) of the definition of "Maturity Date" in the Amended and Restated Credit Agreement, June 30, 2003;

          (ii) an EchoStar Injunction (as defined in the Amended and Restated Credit Agreement) shall not have been issued prior to (x) June 1, 2003 or (y) if the Seller has exercised its right to extend the Maturity Date pursuant to clause (i)(B) of the definition thereof in the Amended and Restated Credit Agreement, July 1, 2003;

          (iii) (x) the Optionee shall have delivered to the Seller an HSR Opinion on or prior to midnight New York City time on the last day of the HSR Option Effectiveness Filing Period or (y) if the Optionee shall have made an initial filing under the HSR Act pursuant to Section 6.8 on or prior to the last day of the HSR Option Effectiveness Filing Period, the statutory waiting period under the HSR Act in connection with such filings shall have expired and the Optionee shall have delivered to the Seller an HSR Clearance Certificate on or prior to midnight New York City time on April 30, 2003; and

          (iv) concurrently with the effectiveness of the Option, the Optionee LMA becomes effective, and there is an "Effective Date" thereunder, in accordance with its terms (the relevant date, the "Option Effective Date").

     (b) This Agreement shall automatically terminate and shall be void ab initio as follows:

          (i) if the Amended and Restated Note is paid in full prior to (x) June 1, 2003 or (y) if the Seller has exercised its right to extend to Maturity Date pursuant to clause (i)(B) of the definition thereof in the Amended and Restated Credit Agreement, July 1, 2003, then this Agreement shall automatically terminate and shall be void ab initio upon such payment;

          (ii) if an EchoStar Injunction shall have been issued prior to (x) June 1, 2003 or (y) if the Seller has exercised its right to extend the Maturity Date pursuant to clause (i)(B) of the definition thereof in the Amended and Restated Credit Agreement, July 1, 2003, then this Agreement shall automatically terminate and shall be void ab initio upon the issuance of the EchoStar Injunction;

          (iii) if the Optionee fails to deliver to the Seller an HSR Opinion and the Optionee fails to make the initial filing under the HSR Act pursuant to
Section 6.8 prior to midnight New York City time on the last day of the HSR Option Effectiveness Filing Period, then this Agreement shall automatically terminate and shall be void ab initio at midnight New York City time on the last day of the HSR Option Effectiveness Filing Period; or

          (iv) if the statutory waiting period under the HSR Act in connection with filings under the HSR Act pursuant to Section 6.8 has not expired on or prior to April 30, 2003, then this Agreement shall automatically terminate and shall be void ab initio at midnight New York City time on April 30, 2003.

     (c) Notwithstanding anything to the contrary in this Agreement, if the last sentence of Section 3.2.2 of the Optionee LMA is applicable, the parties shall negotiate in good faith an alternative to the transactions contemplated in this Agreement, the Optionee LMA and the Settlement Agreement.

     Section 2.2 Option Exercise Procedures.

     (a) If the statutory waiting period under the HSR Act in connection with all filings made pursuant to Section 6.2(a)(ii) or Section 6.8 shall have expired, the Optionee may exercise the Option by (x) giving written notification (the "Option Exercise Notice") of such exercise to the Seller and (y) delivering an HSR Clearance Certificate to the Seller, at any time commencing on the Option Effective Date and ending at 5:00 p.m., New York City time, on the date that is six (6) months prior to the third anniversary of the Option Effective Date (the "Exercise Period"); provided, however, that: (i) if the Optionee LMA is terminated pursuant to Section 13 thereof, then the Exercise Period shall end on the date that is the earlier of (x) the date that is six (6) months prior to the third anniversary of the Option Effective Date and (y) the date that is the three (3) month anniversary of the date the Optionee LMA is terminated pursuant to Section 13 thereof; and (ii) if the Optionee LMA is terminated pursuant to
Section 12.2 thereof as a result of the Optionee's Breach (as defined in the Optionee LMA), then the Exercise Period shall end on the date that is the earlier of (A) the date that is six (6) months prior to the third anniversary of the Option Effective Date and (B) the date that is the two (2) month anniversary of the date the Optionee LMA is terminated pursuant to Section 12.2 thereof.

     (b) If the Optionee delivers the Option Exercise Notice during the Exercise Period which is not withdrawn pursuant to this Section 2.2(b), the Seller and the Optionee shall be required to consummate the purchase and sale of the Purchased Assets, and the assumption of the Assumed Liabilities, subject to the terms and conditions of this Agreement. The Optionee may withdraw any Option Exercise Notice delivered during the Exercise Period by giving written notice of such withdrawal to the Seller at any time prior to midnight New York City time on the date that is the last day of the Exercise Period. If the Optionee withdraws an Option Exercise Notice pursuant to the preceding sentence, the Optionee may not thereafter give an Option Exercise Notice and the Optionee shall promptly reimburse all of the reasonable and documented expenses incurred by the Seller in connection with the Seller's or any of its Subsidiaries' compliance with this Agreement in reliance on such Option Exercise Notice. Notwithstanding anything contained in this Agreement to the contrary, (i) if the Optionee does not deliver the Option Exercise Notice during the Exercise Period, then, at midnight New York City time on the date that is the last day of the Exercise Period, the Option shall no longer be exercisable and the Option and this Agreement shall automatically terminate and shall be of no further force or effect, or (ii) if the Optionee withdraws an Option Exercise Notice pursuant to this Section 2.2(b), then, on the date and at the time such withdrawal notice is deemed to have been given to the Seller pursuant to Section 12.5, the Option shall no longer be exercisable and the Option and this Agreement shall automatically terminate and shall be of no further force or effect, in each case except as prescribed in Section 6.7 and Section 11.1(c).

                                  ARTICLE III

                      PURCHASE AND SALE OF PURCHASED ASSETS

     Section 3.1 Purchase and Sale of Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall, and shall cause its Subsidiaries to, sell, transfer, assign, convey and deliver to the Optionee and the Optionee shall purchase from the Seller and its Subsidiaries, free and clear of all Liens (except for Permitted Liens), all of the rights, assets and properties (other than the Excluded Assets) owned, held or used by the Seller or its Subsidiaries primarily in the operation of the Station as the same shall exist on the Closing Date (collectively, the "Purchased Assets"), including, without limitation, all right, title and interest of the Seller and its Subsidiaries in, to and under:

     (a) All Governmental Permits owned, held or possessed by the Seller or any of its Subsidiaries, including, without limitation, those listed in Schedule 4.8(a) and those granting the Seller or any of its Subsidiaries the right to use the Station's call letters, and all applications for modification, extension or renewal thereof, and any applications for any Governmental Permits pending on the Closing Date;

     (b) All interest of the Seller and its Subsidiaries in all real property (including, without limitation, leaseholds, licenses, rights-of-way, easements, and other interests of every kind and description in and to real property), buildings, transmitters, antennae, transmitting towers, fixtures and improvements used or held for use, or to be used or held for use, in the operation of the Station, including, without limitation, the Leased Real Property and any additions and improvements thereto or between the date of this Agreement and the Closing Date (collectively, the "Real Property"), and any option, right or contract to purchase, lease or occupy any Real Property;

     (c) All machinery, electrical devices, cables, tools, hardware, equipment (including computers and office equipment), broadcast equipment, supplies, inventory (including all programs, records, tapes, recordings, digital video discs, compact discs, cassettes, spare parts and equipment), motor vehicles, advertising and promotional materials, engineering plans, records and data, furniture and other personal property owned by the Seller or any of its Subsidiaries on the date of this Agreement, used or useful in the operation of or relating to the operation of the Station, including, without limitation, the Personal Property and any option, right or contract to purchase, lease or use any of the foregoing, but excluding any modification, deletion, replacement or improvement thereto made or acquired by the Optionee, or disposed of by the Seller or any of its Subsidiaries or the Optionee, between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement or the Optionee LMA or disposed or used up by the Optionee under the Optionee LMA;

     (d) The Station Intellectual Property, including, without limitation, the right to use the trade name "KAZA", but excluding all accounting and payroll software;

     (e) (i) All Station Agreements and (ii) any other contract, agreement or understanding (evidenced in writing) entered into by the Seller or any of its Subsidiaries in respect of the Station, the Business or the Purchased Assets which is entered into after the date of this Agreement consistent with the provisions of Section 6.3 (other than any Prohibited Contract not agreed to in writing by the Optionee) or by or at the direction of the Optionee in accordance with the terms of the Optionee LMA;

     (f) All advertising customer lists, mailing lists, used or useful in the operation of or relating to the Station;

     (g) Any rights, claims or causes of action of the Seller and its Subsidiaries against third parties arising under warranties from manufacturers, vendors and others in connection with the Purchased Assets or the Station;

     (h) All jingles, slogans, commercials and other promotional materials used or useful in the operation of or relating to the Station;

     (i) All books and records of the Seller and its Subsidiaries primarily relating to the rights, assets, properties and operations of the Station or the Purchased Assets including, without limitation, all files, logs, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports and sales correspondence relating primarily to the Station or the Purchased Assets, but excluding any and all books and records relating to Taxes and any and all books and records (including computer programs) relating to a business of the Seller or any of its Subsidiaries unrelated to the Purchased Assets or the Station; and

     (j) All other assets or properties not referred to above, which are used or held for use primarily in connection with the operation of the Station or the Purchased Assets and are reflected on the Balance Sheet or acquired by the Seller or any of its Subsidiaries in the ordinary course of the Business after the Balance Sheet Date but prior to the Closing Date, except (i) any such assets or properties disposed of after the Balance Sheet Date in the ordinary course of the Business consistent with the terms of this Agreement and the Optionee LMA and (ii) the Excluded Assets.

     Section 3.2 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following rights, assets and properties owned, held or used by the Seller or its Subsidiaries, as the same shall exist on the Closing Date (collectively, the "Excluded Assets"):

     (a) All cash and cash equivalents (including any marketable securities or certificates of deposit), accounts receivable, notes receivable and similar assets;

     (b) deposits, prepaid rentals and other prepaid expenses of the Seller and its Subsidiaries as they exist as of the Option Effective Date;

     (c) Any rights, claims or causes of action of the Seller and its Subsidiaries against third parties relating to the rights, assets, properties, business or operations of the Station arising out of transactions occurring prior to the Closing Date, except those referred to in Section 3.1(b);

     (d) The Seller's limited liability company seal, minute books, equity or member record books, records relating to formation, Tax returns and related documents and supporting work papers and any other records and returns relating to Taxes, assessments and similar governmental levies (other than real and personal property Taxes, assessments and levies imposed on the Purchased Assets);

     (e) The contracts, agreements or understandings of the Seller and its Subsidiaries other than the Station Agreements;

     (f) All books, records and documents of the Seller or any of its Subsidiaries relating to Taxes, the rights, assets, properties and operations of the Excluded Assets and the liabilities of the Seller or any of its Subsidiaries, other than Assumed Liabilities, and all other books, records and documents of the Seller and any of its Subsidiaries not primarily relating to the Purchased Assets or the Assumed Liabilities;

     (g) All trusts, trust assets, trust accounts, reserves or other assets relating to employees or to funding the employee benefit plans, agreements or arrangements sponsored, maintained, contributed to, or administered by the Seller or any of its Subsidiaries;

     (h) Any rights of or payment due to the Seller under or pursuant to this Agreement, the Optionee LMA or the other agreements with the Optionee contemplated by the Settlement Agreement;

     (i) All accounting and payroll software owned, leased, licensed or used by the Seller and any of its Subsidiaries; and

     (j) assets subject to any Prohibited Contract not agreed to in writing by the Optionee.

     Section 3.3 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Optionee shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, the following obligations and liabilities of the Seller:

     (a) All liabilities and obligations of the Seller or any of its Subsidiaries under (A) the Station Agreements and (B) the leases, contracts and other agreements entered into by the Seller or any of its Subsidiaries with respect to the Station, the Business or the Purchased Assets after the date of this Agreement consistent with the provisions of Section 6.3 (including any Prohibited Contract agreed to in writing by the Optionee) or by or at the direction of the Optionee in accordance with the terms of the Optionee LMA;

     (b) All liabilities, expenses and obligations arising from or relating to the operation of the Station or the Purchased Assets during the LMA Effective Period (other than (i) indebtedness of the Seller or any of its Subsidiaries for borrowed money or services from an Affiliate, (ii) any intercompany liabilities and (iii) any liabilities or obligations of the Seller under the Optionee LMA); and

     (c) All liabilities, expenses and obligations arising under, or relating to, Orders pertaining to the Station or the Purchased Assets on and after the Option Effective Date and all liabilities, expenses and obligations incurred under the Governmental Permits on and after the Closing Date.

     All of the foregoing liabilities, expenses and obligations are referred to herein as the "Assumed Liabilities."

     Section 3.4 Excluded Liabilities. The Optionee shall not assume or be obligated for any of the liabilities and obligations of the Seller or any Subsidiary of the Seller other than the Assumed Liabilities or as otherwise expressly set forth in this Agreement (collectively, the "Excluded Liabilities").

     Section 3.5 Closing Date. The purchase and sale of the Purchased Assets provided for in Section 3.1 and assignment and assumption of the Assumed Liabilities provided for in Section 3.3 (the "Closing") shall be consummated at 5:00 p.m., New York City time, on a date occurring within five (5) Business Days after the conditions set forth in Articles VIII and IX are satisfied or, if permissible, waived in writing by the party which has the benefit of such condition in its sole and absolute discretion (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or such other date as may be agreed upon by the Seller and the Optionee but in no event after midnight New York City time on the then applicable Cut-Off Date or, if the then applicable Cut-Off Date is extended pursuant to Section 11.1(b), midnight New York City time on the Extended Cut-Off Date, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York, or at such other place and time as shall be agreed upon by the Seller and the Optionee (such date and time being hereinafter called the "Closing Date"). Each of the Parties hereto acknowledges that time is of the essence and that this Agreement may be terminated by either party subject only to Section 11.1(a)(iv) if the Closing has not been consummated on or prior to midnight New York City time on the then applicable Cut-Off Date or, if the then applicable Cut-Off Date is extended pursuant to Section 11.1(b), midnight New York City time on the Extended Cut-Off Date.

     Section 3.6 Purchase Price. The total purchase price for the Purchased Assets shall be equal to U.S. $250,000,000 (the "Purchase Price"), payable as provided in Section 3.7.

     Section 3.7 Payments at the Closing.

     (a) At the Closing, in full satisfaction of the Purchase Price and certain other obligations, the Optionee shall, subject to the provisions of clauses (b) and (c) of this Section 3.7:

          (i) Pay the Seller in accordance with Section 3.7(c) an amount (the "Cash Component") equal to: (A) the Purchase Price, less (B) (1) the sum of any and all amounts owed by the Seller to the Optionee under the terms of (x) the Amended and Restated Credit Agreement and (y) the Amended and Restated Note, and
(2) the Settlement Amount, if any, owed to the Optionee by the Seller pursuant to Section 3.7(b)(iii); and

          (ii) Deliver to the Seller the Amended and Restated Note, marked "cancelled".

     (b) At the Closing, the Seller or the Optionee, as the case may be, shall pay in accordance with Section 3.7(c) or, in the case of clause (iii) of this
Section 3.7(b), offset such amount from the Cash Component in accordance with
Section 3.7(a)(i), as follows:

          (i) An amount (which may be a positive or negative number) equal to
(x) the sum of any and all amounts owed by the Optionee to the Seller under the terms of the Optionee LMA and any other Transaction Document, in each case on and as of the Closing Date, less (y) the sum of any and all amounts owed by the Seller to the Optionee under the terms of any other Transaction Document, in each case on and as of the Closing Date (the "Settlement Amount");

          (ii) If the Settlement Amount is a positive number, the Optionee shall pay the Seller the absolute value of such Settlement Amount; and

          (iii) If the Settlement Amount is a negative number, the Optionee shall deduct from the Cash Component, in accordance with Section 3.7(a)(i), the absolute value of such Settlement Amount.

     (c) The payment of the Cash Component shall be made by bank wire transfer of immediately available funds denominated in U.S. dollars to such bank account or accounts as is/are designated by the Seller for such purpose not less than two (2) Business Days before the date such payment is required to be made. The payment of the Settlement Amount pursuant to Section 3.7(b)(ii) shall be made by bank wire transfer of immediately available funds denominated in U.S. dollars to such bank account or accounts as is/are designated by the Seller for such purpose not less than two (2) Business Days before the date such payment is required to be made.

     Section 3.8 Closing Date Deliveries.

     (a) Upon the Closing, the Seller and each of its Subsidiaries, as applicable, shall execute and/or deliver or cause to be delivered to the Optionee the following, at the expense of the Seller and in proper form for recording when appropriate:

          (i) (1) a bill of sale, substantially in the form attached hereto as
Exhibit 3.8(a)(i)(1) (the "Bill of Sale"), (2) an assignment and assumption agreement, substantially in the form attached hereto as Exhibit 3.8(a)(i)(2) (the "Assignment Agreement"), (3) an intellectual property assignment and assumption agreement, substantially in the form attached hereto as Exhibit 3.8(a)(i)(3) (the "IP Assignment Agreement"), and (4) a lease assignment and assumption agreement, substantially in the form attached hereto as Exhibit 3.8(a)(i)(4) (the "Lease Assignment Agreement"), in each case dated as of the Closing Date and appropriately executed by the Seller or a Subsidiary of the Seller;

          (ii) a copy of the certificate of formation of the Seller and each of its Subsidiaries, certified as of a recent date by the Secretary of State of the State of Delaware;

          (iii) a certificate of good standing of the Seller and each of its Subsidiaries, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iv) a certification of non-foreign status, in form and substance reasonably satisfactory to the Optionee, in accordance with Treas. Reg. ss.1.1445-2(b); and

          (v) such documents and instruments, if any, as are reasonably requested by the Optionee to evidence that the Purchased Assets at Closing are free and clear of all Liens other than Permitted Liens.

     (b) Upon the Closing, the Optionee shall execute and/or deliver or cause to be delivered to the Seller, at the expense to the Optionee:

          (i) the Cash Component, the Amended and Restated Note marked "cancelled" and the Settlement Amount, if applicable, pursuant to Section 3.7;

          (ii) any other documentation reasonably requested by the Seller to evidence satisfaction of the Seller's obligations under the Amended and Restated Credit Agreement and release of any Liens arising thereunder including, without limitation, UCC termination statements, pay-off letters and other appropriate release documentation;

          (iii) the Bill of Sale, Assignment Agreement, IP Assignment Agreement and Lease Assignment Agreement, in each case dated as of the Closing Date and appropriately executed by the Optionee;

          (iv) a copy of the charter of the Optionee, certified as of a recent date by the secretary of state of the State of Delaware; and

          (v) a certificate of good standing of the Optionee, issued as of a recent date by the secretary of state of the State of Delaware.

     Section 3.9 Further Assurances.

     (a) On the Closing Date, the Seller and each of its Subsidiaries, as applicable, shall take all steps as may be reasonably necessary to put the Optionee in actual possession and control of all the Purchased Assets. From time to time following the Closing, the Seller and each of its Subsidiaries, as applicable, shall execute and deliver, or cause to be executed and delivered, to the Optionee such other instruments of conveyance and transfer as the Optionee may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Optionee and put the Optionee in possession of, any part of the Purchased Assets.

     (b) From time to time following the Closing, the Optionee shall execute and deliver, or cause to be executed and delivered, to the Seller such other undertakings and assumptions as the Seller may reasonably request or as may be otherwise necessary to more effectively evidence the Optionee's assumption of and obligation to pay, perform and discharge the Assumed Liabilities.

     Section 3.10 Allocation. The parties hereto shall report the transactions contemplated by this Agreement for federal and state tax purposes in a manner consistent with the allocation of the Purchase Price (and any Assumed Liabilities that are properly included in the Optionee's tax basis for the Purchased Assets) to be mutually agreed upon by the Seller and the Optionee, acting reasonably and in good faith, within sixty (60) days after the Closing Date, and agree not to take any position inconsistent therewith in any Tax return, in any Tax refund or in any Tax-related litigation.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                   THE SELLER

     Each of the following representations and warranties is made by Seller and its Subsidiaries as of the date of this Agreement and not as of any other date, unless another date is specified in this Agreement with respect to a particular representation or warranty. Seller and its Subsidiaries are making no representation or warranty as to any matter concerning Optionee's power and authority or legal right to hold this Option, to exercise this Option, to acquire the Governmental Permits, or to be assigned any other Governmental Permit, or otherwise to consummate the transactions contemplated hereby, whether under the Communications Act or any other Requirement of Law and no representation or warranty being made by Seller or its Subsidiaries shall be interpreted to relate to any such matter.

     Section 4.1 Organization; Subsidiaries.

     (a) The Seller and each of its Subsidiaries are limited liability companies duly organized, validly existing and are in good standing under the laws of the State of Delaware. The Seller and each of its Subsidiaries are qualified as foreign limited liability companies to do business in, and in good standing under, the laws of the State of California. The Seller and its Subsidiaries have the requisite limited liability company power and authority to own or lease and operate the Station and the Purchased Assets.

     (b) Schedule 4.1 identifies each of the Subsidiaries of the Seller and its jurisdiction of incorporation. Except as set forth on Schedule 4.1, the Seller owns 100% of the outstanding equity interests in each such Subsidiary.

     Section 4.2 Authority of the Seller; No Conflicts.

     (a) The Seller has the requisite limited liability company power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Seller at the Closing pursuant hereto (collectively, the "Seller Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     (b) The execution, delivery and performance of this Agreement by the Seller have been, and the execution, delivery and performance of the Seller Ancillary Agreements when executed and delivered by the Seller will be, duly authorized and approved by all necessary limited liability company action of the Seller and do not or will not require any further authorization or consent of the Seller, its members or any of its Subsidiaries. This Agreement is, and each other Seller Ancillary Agreement, when executed and delivered by the Seller, will be, a legal, valid and binding agreement of the Seller enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Except as set forth in Schedule 4.2, none of the execution, delivery and performance by the Seller of this Agreement or the Seller Ancillary Agreements, the consummation by the Seller of any of the transactions contemplated hereby or thereby or compliance by the Seller with, or fulfillment by the Seller of, the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the Purchased Assets under, the certificate of formation or operating agreement of the Seller or any of its Subsidiaries, any Station Agreement, any Governmental Permit or any Order to which the Seller or any of its Subsidiaries is a party or to which any of the Purchased Assets, the Station or the Business is subject or by which the Seller or any of its Subsidiaries is bound, or any Requirement of Law affecting the Seller, any of its Subsidiaries, any of the Purchased Assets, the Station or the Business except for any such conflicts, breaches or other occurrences of the type referred to above, which would not individually or in the aggregate have a Material Adverse Effect or prevent the consummation by the Seller of the transactions contemplated hereby.

          (ii) require the approval, consent, authorization or act of, or the making by the Seller or any of its Subsidiaries of any declaration, filing or registration with, any third party or any Governmental Authority, except for such of the foregoing as are necessary pursuant to the HSR Act, the Communications Act or the rules and regulations of the FCC, and except for any such approvals, consents, authorizations or other actions of the type referred to above which would not individually or in the aggregate have a Material Adverse Effect or prevent the consummation by the Seller of the transactions contemplated hereby.

     Section 4.3 Financial Statements. Schedule 4.3 contains the unaudited balance sheet (the "Balance Sheet") of the Business as of December 31, 2002 (the "Balance Sheet Date"), and the related statement of income for the year then ended. Except as set forth in Schedule 4.3, the Balance Sheet and statement of income have been prepared in accordance with GAAP, except for the absence of notes and normal year-end adjustments and the write-off of certain intercompany indebtedness. The Balance Sheet and the statement of income present fairly and accurately, in all material respects, the financial position and results of operations of the Business as of the Balance Sheet Date and for the period covered thereby.

     Section 4.4 Operations Since Balance Sheet Date.

     (a) Except as set forth in Schedule 4.4, during the period from the Balance Sheet Date to the date of this Agreement, inclusive:

          (i) To the Knowledge of the Seller, there has not been any change in the financial condition or the results of operations of the Station or the Business which has had or would reasonably be expected to have a Material Adverse Effect;

          (ii) To the Knowledge of the Seller, there has not been any damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which has had or would reasonably be expected to have a Material Adverse Effect;

          (iii) Neither the Seller nor any of its Subsidiaries has, in respect of the Station, the Business or the Purchased Assets, sold, leased, transferred or otherwise disposed of (including any transfers to any Affiliate of the Seller), or mortgaged or pledged, or imposed or suffered to be imposed any Lien (other than Permitted Liens) on, any of the Purchased Assets, other than Personal Property sold or otherwise disposed of in the ordinary course of the Business consistent with past practice; or

          (iv) Neither the Seller nor any of its Subsidiaries has, in respect of the Station, the Business or the Purchased Assets, entered into any agreement or made any commitment to take any action described in subparagraph (iii) above.

     Section 4.5 No Undisclosed Liabilities. Except as set forth in Schedule 4.5, to the Knowledge of the Seller, neither the Seller or any of its Subsidiaries is subject, with respect to the Business, the Station or the Purchased Assets, to any liability (including, without limitation, Claims), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and incurred in the ordinary course of the Business after the Balance Sheet Date and liabilities not required to be shown or reserved for under GAAP and except for liabilities which would not individually or in the aggregate have a Material Adverse Effect.

     Section 4.6 Taxes.

     (a) As of the date of this Agreement, the Seller, and each Subsidiary of the Seller, has been treated as a partnership or a disregarded entity for federal income tax purposes for all times and, therefore, neither the Seller nor any of its Subsidiaries has any liability for any federal income taxes.

     (b) As of the date of this Agreement, Seller and each of its Subsidiaries has timely filed or caused to be filed all material Tax Returns required to be filed by it, all such Tax Returns are true, complete, and correct in all material respects, and the Seller and each of its Subsidiaries has paid, or provided adequate reserves (in accordance with GAAP), for all deficiencies or other assessments of any material Tax owed by it (whether or not shown on any Tax Return). Except as set forth on Schedule 4.6 hereto, as of the date of this Agreement, no Tax deficiency has been proposed in writing against the Seller or any of its Subsidiaries. Except as set forth on Schedule 4.6 hereto, as of the date of this Agreement, no audit of any Tax Return of the Seller or any of its Subsidiaries has been proposed in writing or is in progress. No audit of any Tax Return of the Seller or any of its Subsidiaries has been conducted within the five (5) taxable years of the Seller or any of its Subsidiaries preceding the date of this Agreement . As of the date of this Agreement, no extension of time with respect to any date on which any Tax Return was or is to be filed with respect to the Seller or any of its Subsidiaries is in force and no waiver or agreement by the Seller or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Tax.

     (c) There are no Tax Liens on any of the Purchased Assets or on the Optionee's title or use of the Purchased Assets.

     (d) As of the date of this Agreement, no claim has ever been made by a taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not currently file Tax Returns that the Seller or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

     (e) None of the Purchased Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

     (f) None of the Purchased Assets is subject to a lease made pursuant to
Section 168(f)(8) of the Code.

     Section 4.7 Sufficiency of Assets. Except as set forth in Schedule 4.7 and except for the Excluded Assets and certain corporate governance and managerial services provided by the Seller or one or more Affiliates of the Seller to the Business, the Purchased Assets constitute all of the assets necessary for or used by the Seller and its Subsidiaries in the operation of the Station as operated as of the date hereof.

     Section 4.8 Governmental Permits.

     (a) PSC License, a Subsidiary of the Seller, directly holds all of the licenses, permits or other authorizations issued by the FCC relating to or necessary for the operation of the Station (the "FCC Licenses"). Schedule 4.8(a) sets forth a list of all of the FCC Licenses (other than auxiliary service licenses and FCC registrations for receive-only earth stations) held by PSC License and sets forth the expiration date, if any, of each such FCC License. To the Knowledge of the Seller, each FCC License, at the time of its issuance, was duly and validly issued by the FCC. To the Knowledge of the Seller, no event has occurred or circumstance exists which permits, or after notice or lapse of time or both would permit, the revocation, suspension, termination or non-renewal of any FCC License, other than (i) events that may occur or circumstances that may arise after the date of this Agreement as a result of the Optionee's failure to fulfill its obligations under the Optionee LMA, and (ii) circumstances of general applicability to the television broadcast industry as a whole. As of the date of this Agreement, each of the FCC Licenses is in full force and effect, and PSC License is in substantial compliance therewith with no known conflict with the valid rights of others. At the Closing, each FCC License will be in full force and effect (other than as provided in the rules and policies of the FCC generally applicable to the television broadcast industry as a whole), and PSC License will be in substantial compliance therewith with no known conflict with the valid rights of others, except where the failure to be in full force and effect or in substantial compliance results from the failure of the Optionee to fulfill its obligations under the Optionee LMA.

     (b) To the Knowledge of the Seller, the Seller and its Subsidiaries own, hold or possess all Governmental Permits (other than the FCC Licenses), except for such Governmental Permits, of which the failure to own, hold or possess would not, individually or in the aggregate, have a Material Adverse Effect.
Schedule 4.8(b) sets forth a list and brief description of each such Governmental Permit (other than the FCC Licenses) owned, held or possessed by the Seller and its Subsidiaries as of the date of this Agreement, and the name of the holder thereof.

     (c) Except with respect to programming being provided to the Seller under the Affiliation Agreement and the Existing Affiliation Agreement about which the Seller and its Subsidiaries make no representation or warranty, and except as set forth in Schedule 4.8(c), the Seller and each of its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the Governmental Permits, except where the failure to fulfill or perform such obligations would not individually or in the aggregate have a Material Adverse Effect, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit except for such breaches or defaults as would not individually or in the aggregate have a Material Adverse Effect. No written notice of cancellation, of default or of any dispute concerning any Governmental Permit, has been received by the Seller or any of its Subsidiaries. Except as set forth in Schedule 4.8(c), each of the Governmental Permits is valid, subsisting and in full force and effect, except where the failure to be so would not individually or in the aggregate have a Material Adverse Effect.

     (d) Except with respect to programming being provided to the Seller under the Affiliation Agreement and the Existing Affiliation Agreement about which the Seller and its Subsidiaries make no representation or warranty, to the Knowledge of the Seller, the Station is being operated in accordance with the Governmental Permits and in compliance in all material respects with the Communications Act, the rules and regulations thereunder, and all other Requirements of Law applicable to the Station. Neither the Seller nor any of its Subsidiaries has received any written notice of any violations of the Governmental Permits, the Communications Act or the rules and regulations thereunder. To the Knowledge of the Seller, there is no action by or before the FCC currently pending or threatened to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Governmental Permits, other than circumstances of general applicability to the television broadcast industry as a whole. The Governmental Permits are validly issued in the name of the Seller or a Subsidiary of the Seller. The Seller has delivered to the Optionee true and complete copies of the Governmental Permits, including any and all amendments and other modifications thereto. The Governmental Permits are in full force and effect, are valid for the balance of the current license term applicable generally to television stations licensed to communities in the state where the Station is located, are unimpaired by any acts or omissions of the Seller or any of its Affiliates, or the employees, agents, officers or directors, or members of the Seller or any of their Affiliates, and are free and clear of any restrictions which might limit the full operation of the Station in the manner and to the full extent as it is now operated (other than restrictions under the terms of the Governmental Permits themselves). Neither the Seller nor any of its Subsidiaries has received any written notice of any violations of the Governmental Permits, the Communications Act or the rules and regulations thereunder. To the Knowledge of the Seller, there are no applications or Claims pending or threatened which may individually or in the aggregate have a Material Adverse Effect (other than rulemaking proceedings that apply to the television broadcasting industry generally). Neither the Seller nor any of its Subsidiaries is aware of any reason why those of the Governmental Permits subject to expiration might not be renewed in the ordinary course for a full term without material qualifications, except to the extent of any contrary rules and policies of the FCC of general applicability to the television broadcast industry as a whole, or of any reason why any of the

Governmental Permits might be revoked. No renewal of any Governmental Permits would constitute a major environmental action under the current rules and regulations of the FCC. The Seller maintains an appropriate public inspection file at the Station's studios in accordance with FCC rules and regulations. Access to the Station's transmission facilities is restricted in accordance with the policies, rules and regulations of the FCC.

     Section 4.9 Real Property Leases.

     (a) Leased Properties. To the Knowledge of the Seller, Schedule 4.9(a) contains a true and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which either the Seller or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the real property covered by such Real Property Leases, the "Leased Real Property"). The Seller heretofore has delivered or caused to be delivered to the Optionee a copy of all of the Real Property Leases set forth on Schedule 4.9(a) (including all modifications, amendments and supplements) to the extent, and in the form, that such Real Property Leases are in the possession of the Seller or any Subsidiary of the Seller. All of such Real Property Leases are in full force and effect; all rent and other sums and charges payable by the Seller or any of its Subsidiaries as tenant thereunder are current; to the Knowledge of the Seller, each other Person that is a party to any such Real Property Lease is in material compliance with all applicable terms and requirements of such Real Property Lease; to the Knowledge of the Seller no event has occurred or condition or set of circumstances exists that (with or without notice or lapse of time or both) (A) constitutes a default or breach on the part of the lessee under any such Real Property Lease or (B) gives any Person the right to terminate or cancel any such Real Property Lease; neither the Seller nor any of its Subsidiaries has given to or received from any other Person any written notice or other communication regarding any alleged breach of or default under any such Real Property Lease except in the case of each of the representations above where the inaccuracy of the representation would not individually or in the aggregate have a Material Adverse Effect. The Seller or its Subsidiary, as applicable, holds the leasehold interest in each such Real Property Lease free and clear of all Liens, subject only to Permitted Liens. To the Knowledge of the Seller, either (i) the Seller or its Subsidiary, as lessee under the Real Property Leases, is entitled to non-disturbance from the holders of all mortgages (or deeds of trust) on the lessor's interests in the Leased Real Property or (ii) the Real Property Leases are superior to such mortgages or deeds of trust.

     (b) Tower Lease. To the Knowledge of the Seller, (i) the Seller has delivered to the Optionee a true, correct and complete copy of its lease with American Tower L.P. relating to the Tower (the "Tower Lease"), and (ii) the representations and warranties contained in the third sentence of Section 4.9(a) are true and correct with respect to the Tower Lease (except that for purposes of this clause (ii), all references in such sentence to the Real Property Leases, and to Seller and its Subsidiaries, shall be deemed, respectively, references to the Tower Lease and the lessee thereunder).

     (c) Entire Premises. The Leased Real Property constitutes all of the Real Property.

     (d) Condemnation. Neither the Seller nor any of its Subsidiaries has received written notice of, and to the Knowledge of the Seller, there are not any pending, threatened or contemplated condemnation proceedings affecting the Real Property or any part thereof, or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

     Section 4.10 Personal Property. Schedule 4.10 contains a list of all personal property owned or leased by the Seller or any of its Subsidiaries as of the date of this Agreement having an original cost of $1,000 or more used, held by the Seller or any of its Subsidiaries for the operation of the Station, or necessary for the operation of the Station as it is being operated as of the date hereof (the "Personal Property").

     Section 4.11 Personal Property Leases. Schedule 4.11 contains a list of each lease or other agreement or right under which the Seller or any of its Subsidiaries is lessee of, or holds or operates, any Personal Property owned by a third party used, held for use by the Station, or necessary to operate the Station as it is being operated as of the date hereof (the "Personal Property Leases").

     Section 4.12 Intellectual Property.

     (a) Except as disclosed in Schedule 4.12(a), to the Knowledge of the Seller, the Seller and its Subsidiaries either: (i) own the entire right, title and interest in and to the Station Intellectual Property, free and clear of Liens except for Permitted Liens or (ii) have the valid right and license to use the same in the operations of the Station as currently conducted except where the failure to own or have the right to use such items would not individually or in the aggregate have a Material Adverse Effect.

     (b) Except as disclosed in Schedule 4.12(a) and except where it would not individually or in the aggregate have a Material Adverse Effect: (i) the Station Intellectual Property is valid and enforceable; and (ii) the Seller or a Subsidiary has the right to bring actions for infringement or unauthorized use of the Station Intellectual Property.

     (c) Schedule 4.12(c) sets forth all material IP Licenses under which the Seller or a Subsidiary is a (i) licensor, or (ii) licensee, distributor or reseller. The Seller or such Subsidiary has substantially performed all obligations imposed on it pursuant to IP Licenses except where the failure to do so would not individually or in the aggregate have a Material Adverse Effect, and is not, nor to the Knowledge of the Seller is another party thereto, in breach of or default thereunder in any respect, nor is there any event that with notice or lapse of time or both would constitute a default thereunder except where such breach or default would not individually or in the aggregate have a Material Adverse Effect.

     (d) Except as disclosed in Schedule 4.12(d):

          (i) To the Knowledge of the Seller, no Person is infringing upon or otherwise violating the rights of the Seller or any or its Subsidiaries in respect of Station Intellectual Property;

          (ii) No litigation is pending and, to the Knowledge of the Seller, no Claim has been made, or is threatened, against the Seller or any Subsidiary, (i) alleging that the

Seller or any Subsidiary has infringed any intellectual property rights of others, or (ii) opposing or attempting to cancel any of the Station Intellectual Property.

     (e) To the Knowledge of the Seller, neither the operation of the Station, nor the Station Intellectual Property, products or services owned, used, developed, provided, sold, licensed, imported or otherwise exploited by the Seller and its Subsidiaries, or made for, used or sold by or licensed to the Seller or any Subsidiary by any Person as of the date of this Agreement, infringes or otherwise violates the Intellectual Property rights of others. Neither the Seller nor any Subsidiary has sold, licensed or otherwise disposed of any of the Station Intellectual Property to any Person or agreed to indemnify any Person for any Patent, Trademark or Copyright infringement.

     (f) To the Knowledge of the Seller, neither the Seller nor any Subsidiary is, or as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to any Station Intellectual Property.

     Section 4.13 Title to Purchased Assets. The Seller and its Subsidiaries have a valid license interest in the Governmental Permits free and clear of all Liens, except Permitted Liens. The Seller and its Subsidiaries have good and marketable title (or a valid leasehold or license interest, in the case of any leased or licensed assets, as applicable), to all of the Purchased Assets (other than the Governmental Permits) free and clear of all Liens, except for Permitted Liens and where the failure to have good and marketable title (or a valid leasehold or license interest) would not individually or in the aggregate have a Material Adverse Effect.

     Section 4.14 Contracts. Set forth in Schedule 4.14 is a list of each contract, lease or other agreement relating to the operation of the Station or the Purchased Assets to which the Seller or any Subsidiary of the Seller is a party as of the date of this Agreement (collectively with the Real Property Leases, the Tower Lease, the Personal Property Leases and the IP Licenses, the "Station Agreements").

     Section 4.15 Status of Contracts. Except as set forth in Schedule 4.15 or in any other Schedule hereto, each of the Station Agreements constitutes a valid and binding obligation of the Seller or Subsidiary party thereto and, to the Knowledge of the Seller, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) and is in full force and effect (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally) except where the failure of such Station Agreement to be binding or in full force and effect would not individually or in the aggregate have a Material Adverse Effect. The Seller and each Subsidiary have fulfilled and performed in all material respects their respective obligations under each of the Station Agreements to which they are parties except where the failure to fulfill or perform such obligations would not individually or in the aggregate have a Material Adverse Effect, and neither the Seller nor any Subsidiary is in, or alleged to be in, breach or default under any of the Station Agreements and, except for such breaches or defaults as would not individually or in the aggregate have a Material Adverse Effect, to the Knowledge of the Seller, no other party to any of the Station Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Seller or Subsidiary party thereto except for such breaches or defaults as would not individually or in the aggregate have a Material Adverse Effect or, to the Knowledge of the Seller, by any such other party. There are no oral contracts material to the operation of the Business or the Station. Copies of each of the Station Agreements together with all amendments thereto to the extent and in the form that any such Station Agreement (or amendment thereto) is in the possession of the Seller, have heretofore been delivered or made available to the Optionee by the Seller.

     Section 4.16 No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 4.16:

     (a) To the Knowledge of the Seller, the Seller and each of its Subsidiaries has complied in all material respects with, and is not in violation of any, Orders applicable to the Seller, such Subsidiary, the Purchased Assets, the Station or the Business. To the Knowledge of the Seller, the Seller and each of its Subsidiaries has complied with, and is not in violation of, any Requirements of Law, except where such non-compliance or violation would not individually or in the aggregate have a Material Adverse Effect. Without limiting the generality of the foregoing:

          (i) To the Knowledge of the Seller, there are no unsatisfied Orders outstanding against the Seller, any Subsidiary, the Purchased Assets, the Station or the Business;

          (ii) To the Knowledge of the Seller, there are no Claims pending or threatened against the Seller or any Subsidiary in respect of the Purchased Assets, the Station or the Business; and

          (iii) To the Knowledge of the Seller, there is no Claim pending or threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Optionee LMA;

     (b) The Station's transmitting and studio equipment is operating in all material respects in accordance with the terms and conditions of the Governmental Permits and all underlying construction permits and the rules, regulations and policies of the FCC, including, without limitation, all regulations concerning equipment authorization. The Station is not causing interference in violation of FCC rules to the transmission of any other broadcast station or communications facility and neither the Seller nor any Subsidiary has received any written complaints with respect thereto and, no other broadcast station or communications facility is causing interference in violation of FCC rules to the Station's transmissions or the public's reception of such transmissions;

     (c) Neither the Seller nor any Subsidiary has received written notification in the past two (2) years from the FCC that the employment practices of the Seller or such Subsidiary fail to comply with FCC rules and policies; and

     (d) Except where the failure to have done so would not individually or in the aggregate have a Material Adverse Effect (i) all ownership reports, employment reports, tax returns and other documents required to be filed by the Seller and its Subsidiaries with the FCC or other Governmental Authority have been filed, (ii) such items as are required to be placed in each Station's local public inspection files have been placed in such files,
(iii) all proofs of performance and measurements that are required to be made by the Seller and its Subsidiaries with respect to the Station's transmission facilities have been completed and filed at each Station and (iv) all information contained in the foregoing documents is true, complete and accurate in all material respects.

     Section 4.17 Insurance. The Seller and/or its Subsidiaries maintain policies of fire and extended coverage and casualty, liability and other forms of insurance in respect of the Purchased Assets and the Station. All such insurance policies are in full force and effect. With respect to the Purchased Assets and the Station, there are no outstanding Claims under any insurance policy or default with respect to provisions in any such policy, which Claim or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Complete and correct copies of all such insurance policies have heretofore been delivered or made available to the Optionee by the Seller and are listed on Schedule 4.17.

     Section 4.18 Environmental Protection. In respect of the Business and the Purchased Assets, except as set forth in Schedule 4.18:

     (a) To the Knowledge of the Seller, as of the date of this Agreement (i) the Seller and its Subsidiaries are in material compliance with all applicable Environmental Laws; the Seller and its Subsidiaries hold and are in compliance with all material licenses, permits, approvals or other authorizations of any Governmental Authority required under Environmental Laws for the operation of the Business as conducted on the date of this Agreement, and (ii) no modification or change to the operations of the Business will be required upon the renewal of any such licenses, permits, approvals or other authorizations of any Governmental Authority other than modifications or changes required due to changes in Requirements of Law occurring after the date hereof;

     (b) To the Knowledge of the Seller, there are no Claims arising under Environmental Laws or principles of common law relating to safety, health, pollution or protection of the Environment pending or threatened against the Seller or any Subsidiary, (ii) there are no Orders pending or, to the Knowledge of the Seller, threatened relating to compliance with or liability under any Environmental Law, and (iii) to the Knowledge of the Seller, neither the Seller nor any Subsidiary has any liability under any Environmental Law, except where such liability would not individually or in the aggregate have a Material Adverse Effect;

     (c) To the Knowledge of the Seller, there have been no Releases of Hazardous Materials in, on or under the Real Property currently owned, leased or used by the Seller or its Subsidiaries that could result in any material investigation or material remedial action by any Governmental Authority pursuant to any Environmental Law;

     (d) To the Knowledge of the Seller, no Real Property or any property to which the Seller or any Subsidiary transported or arranged for the transportation of any Hazardous Materials is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA), or on any similar federal or state list of sites requiring investigation or remediation;

     (e) To the Knowledge of the Seller, (i) there are no structures, improvements, equipment, activities, fixtures or facilities on any property owned, leased or used by the Seller or its Subsidiaries that are constructed with, use, or otherwise contain, radioactive materials, asbestos-containing materials, lead, urea formaldehyde or polychlorinated biphenyls, unless same are in good condition, ordinary wear and tear excepted, and in compliance in all material respects with Environmental Laws, (ii) there are no underground storage tanks, or underground piping associated with such tanks, except those that comply with applicable Environmental Laws and (iii) there are no abandoned underground storage tanks that have not been removed in compliance with Environmental Laws;

     (f) To the Knowledge of the Seller, there are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the properties owned, leased or used by the Seller or its Subsidiaries, and no government actions have been taken, or are in process that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, and neither the Seller nor any Subsidiary is required to place any notice or restriction relating to Hazardous Materials in any deed to such property;

     (g) Neither the Seller nor any Subsidiary has released any Person or waived any rights or defenses with respect to any Environmental Conditions or any Claim arising under any Environmental Law; and

     (h) There is no material environmental report in the possession or control of the Seller or any of its Affiliates relating to the current or prior business of the Seller that has not been delivered to the Optionee.

     Section 4.19 Insolvency Proceedings. None of the Seller, any Subsidiary or any of the Purchased Assets are the subject of any pending or, to the Knowledge of the Seller, threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary. In respect of the Purchased Assets, neither the Seller nor any Subsidiary has made an assignment for the benefit of creditors, fraudulent conveyances, preferences, or transfers nor has the Seller or any Subsidiary taken any action in contemplation of the institution of any such insolvency proceedings.

     Section 4.20 No Third Party Options. There are no agreements with, options or rights of, or commitments to any Person, other than the Optionee, to acquire any of the Purchased Assets or any interest therein.

     Section 4.21 Citizenship. The Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     Section 4.22 No Finder. None of the Seller nor any party acting on behalf of the Seller has paid or become obligated to pay any fee or commission to any broker, finder or intermediary, for or on account of the transactions contemplated by this Agreement.

     Section 4.23 No Representation as to Transferability of the Governmental Permits. The Seller makes no representation or warranty as to any matter concerning the power and authority or legal right of the Optionee or any Permitted Transferee to acquire the Governmental Permits.

     Section 4.24 Disclosure of Information to the Optionee. To the Knowledge of the Seller, the Seller has provided, in all material respects, the information relating to the Station or the Purchased Assets which has been requested by the Optionee.

     Section 4.25 Aggregate Material Adverse Effect. To the Knowledge of the Seller, there are no facts, events or circumstances that the Seller has not disclosed in the representations and warranties contained in this Article IV (including the Schedules hereto) solely because of a "Material Adverse Effect" exception or qualifier to any such representation and warranty which, in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

     Section 4.26 Exclusive Representations and Warranties; Seller's Disclosure Schedules. Other than the representations and warranties set forth in this
Article IV, the Seller is not making any other representation or warranty, express or implied, with respect to the Business, the Station or the Purchased Assets. The information included in any Schedule to this Agreement delivered by the Seller shall be deemed to have been included in every other Schedule to this Agreement delivered by the Seller as though such information were fully set forth in such Schedule.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

     As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Optionee represents and warrants to the Seller and agrees as follows.

     Section 5.1 Organization. The Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Optionee is qualified as a foreign corporation to do business under the laws of the State of California. The Optionee has the requisite corporate power and authority to own or lease and operate its assets and properties.

     Section 5.2 Authority of the Optionee.

     (a) The Optionee has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by the Optionee pursuant hereto (collectively, the "Optionee Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

     (b) The execution, delivery and performance of this Agreement and the Optionee Ancillary Agreements by the Optionee have been duly authorized and approved by all necessary corporate action of the Optionee and do not require any further authorization or consent of the Optionee or its stockholders. This Agreement is, and each Optionee Ancillary Agreement when executed and delivered by the Optionee and the other parties thereto will be, a legal, valid and binding agreement of the Optionee enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Except as set forth in Schedule 5.2, none of the execution and delivery by the Optionee of this Agreement and the Optionee Ancillary Agreements, the consummation by the Optionee of any of the transactions contemplated hereby or thereby or compliance by the Optionee with or fulfillment by the Optionee of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any assets of the Optionee under, the certificate of incorporation or bylaws of the Optionee, any indenture, note, mortgage, lease, guaranty or material agreement, or any Order, to which the Optionee is a party or any of the assets of the Optionee is subject or by which the Optionee is bound, or any Requirement of Law affecting the Optionee or its assets except for any such conflicts, breaches or other occurrences of the type referred to above, which would not individually or in the aggregate have a material adverse effect on the Optionee or prevent the consummation by the Optionee of the transactions contemplated hereby; or

          (ii) require the approval, consent, authorization or act of, or the making by the Optionee of any declaration, filing or registration with, any third party or Governmental Authority, except for such of the foregoing as are necessary pursuant to the HSR Act, the Communications Act or the rules and regulations of the FCC, and except for any such approvals, consents, authorizations or other actions of the type referred to above which would not individually or in the aggregate have a material adverse effect on the Optionee or prevent the consummation by the Optionee of the transactions contemplated hereby.

     Section 5.3 Litigation. Except as set forth in Schedule 5.3, to the Knowledge of the Optionee, neither the Optionee nor any Affiliate of the Optionee is a party to any Claim pending or, to the Knowledge of the Optionee, threatened which, if adversely determined, would reasonably be expected to restrict the ability of the Optionee to consummate the transactions contemplated by this Agreement. To the Knowledge of the Optionee, there is no Order to which the Optionee or any Affiliate of the Optionee is subject which would restrict the ability of the Optionee to consummate the transactions contemplated by this Agreement.

     Section 5.4 No Finder. Neither the Optionee nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

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

     Section 5.5 Investment Representations.

     (a) The Optionee is familiar with the Station, the Business and the Purchased Assets and has had the opportunity to obtain such information about the Business, the Station and the Purchased Assets as it has requested.

     (b) The Optionee has knowledge and experience in financial and business matters relating to its potential investment in the Business, the Station and the Purchased Assets pursuant to an exercise of the Option and is capable of evaluating the merits and risks of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Optionee qualifies as an "accredited investor" under Rule 501 (a) promulgated under the Securities Act of 1933, as amended.

     (c) The Optionee has knowledge and experience with respect to the Communications Act and other laws applicable to its power and authority or legal right to hold the Option, to exercise the Option, to acquire the Governmental Permits or otherwise consummate the transactions contemplated hereby, whether under the Communications Act or any other law.

     Section 5.6 Optionee's Reliance. The Optionee acknowledges that neither the Seller, any Subsidiary of the Seller nor any other Person has made, and the Optionee has not relied upon, any representation or warranty (expressed or implied), except as expressly set forth in this Agreement (and the Schedules hereto) or the certificates to be delivered pursuant to this Agreement by the Seller at the Closing.

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

     Each of the Seller and the Optionee covenant and agree to take the following actions between the date hereof and the Closing Date:

     Section 6.1 Preserve Accuracy of Representations; Incurrence of Liabilities; Notification.

     (a) The Seller shall refrain from taking any action which would reasonably be expected to render any representation or warranty contained in Sections 4.1, 4.2, 4.6(c), 4.6(e), 4.6(f), 4.8(a), 4.9(b), 4.13, 4.19, 4.20 and 4.21
inaccurate in any material respect as of the Closing Date. The Optionee shall refrain from taking any action which would reasonably be expected to render any representation or warranty contained in Sections 5.1, 5.2, 5.5 and 5.6 inaccurate as of the Closing Date.

     (b) From the date hereof until the Closing Date, the Seller shall not willfully and intentionally incur, for the purpose of causing the condition contained in Section 9.1(a) not to be satisfied as of the Closing Date, any liabilities or obligations relating to the Station or the Purchased Assets that would have individually or in the aggregate a Material Adverse Effect.

     (c) Each party shall promptly notify the other of any Claim that shall be instituted or threatened (in writing) against such party to restrain, prohibit or otherwise challenge the legality of any transactions contemplated hereby. The Seller or any of its Subsidiaries shall notify the Optionee if the Seller or any of its Subsidiaries receives any written finding, Order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Station's operations violates any rule or regulation of the FCC or of any other Governmental Authority, including, without limitation, any Requirement of Law concerning environmental protection, the employment of labor or equal employment opportunity.

     Section 6.2 FCC Consent; HSR Act Approval; Other Consents and Approvals of Governmental Authorities.

     (a) Prior to the Optionee's exercise of the Option, the Optionee shall give the Seller written notice of its intention to deliver an Option Exercise Notice reasonably in advance of the actual delivery of the Option Exercise Notice to enable the Seller and the Optionee (or its Permitted Transferee) to (1) make the requisite filings with the FCC and under the HSR Act in accordance with this
Section 6.2(a), and (2) allow the statutory waiting period under the HSR Act to expire, in each case prior to the Optionee's delivery of the Option Exercise Notice. As promptly as practicable after the date of the Seller's receipt of such written notice, but in any event no later than fifteen (15) days thereafter:

          (i) The Seller and the Optionee (or its Permitted Transferee) shall prepare and cause to be filed with the FCC an application or applications requesting the FCC's consent to the assignment of the FCC Licenses (and any extensions or renewals thereof) to the Optionee (or its Permitted Transferee) from the Seller (collectively, the "Transfer Application"). The parties agree that they shall prosecute the Transfer Application in good faith and with due diligence and each of the Seller and the Optionee (or its Permitted Transferee) shall take all reasonable and necessary action on its part to obtain the FCC's consent and approval of any Transfer Applications. The Seller and the Optionee (or its Permitted Transferee) agree that they shall furnish all information required for any Transfer Application or other filing to be made with the FCC pursuant to this Section 6.2(a)(i) in connection with the transactions contemplated by this Agreement and shall promptly comply with all requests by the FCC for additional information or documentation in connection with any Transfer Application. Any fees assessed by the FCC incident to the filing or grant of the Transfer Application and any other application(s) contemplated by this Section 6.2(a)(i) shall be borne by the Optionee (or its Permitted Transferee). Each of the Seller and the Optionee (or its Permitted Transferee) shall make available to the other, promptly after the filing or filings thereof, copies of all reports filed by it or its Affiliates on or prior to the Closing Date with the FCC in respect of the Station. The parties shall not intentionally take, or fail to take, any action which would reasonably be expected to materially delay the receipt of the FCC Consent.

          (ii) Each of the Seller and the Optionee (or its Permitted Transferee) shall prepare and file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a Pre-Merger Notification and Report Form under the HSR Act and thereafter make any other required submissions under the HSR Act, or any rules and regulations promulgated thereunder, in connection with the Optionee's potential exercise of the Option, the purchase and sale of the Purchased Assets and the other transactions contemplated hereby. The

Seller and the Optionee (or its Permitted Transferee) shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority for additional information or documentation pertaining to antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings and responses. Each of the Seller and the Optionee (or its Permitted Transferee) warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of the Seller and the Optionee (or its Permitted Transferee) agrees to make available to the other, prior to the filing thereof, such non-confidential information as may be required by such commission or department to be filed as additional information requested by such agencies under the HSR Act and such rules and regulations. The cost of any filing fees payable under the HSR Act in connection with the notifications and information described in this Section 6.2(a)(ii) shall be borne by the Optionee (or its Permitted Transferee).

     (b) The Seller and the Optionee (or its Permitted Transferee) shall each use commercially reasonable efforts to obtain all consents, amendments or permits from Governmental Authorities, which are required by the terms thereof or this Agreement for the consummation of the transactions contemplated by this Agreement.

     Section 6.3 Compliance with the Optionee LMA; Operation of the Station Prior to the Closing.

     (a) From the date hereof until the Closing Date, (i) during the LMA Effective Period, each of the Seller and the Optionee agree that it will use its commercially reasonable efforts to be in compliance with its obligations under the Optionee LMA and (ii) during all other periods, the Seller and its Subsidiaries shall (x) operate and carry on the operations of the Station and the Business consistent, in all material respects, with the Communications Act and the rules and regulations of the FCC promulgated thereunder and otherwise comply in all material respects with Requirements of Law applicable to the Seller, its Subsidiaries, the Purchased Assets, the Business and the operation of the Station and (y) comply in all material respects with the Tower Lease.

     (b) From the date hereof until the Option Effective Date and during the LMA Effective Period, and, as to clauses (iii) and (iv) of this Section 6.3(b) only, until the Closing Date, except as expressly permitted by this Agreement, the Optionee LMA, the Amended and Restated Credit Agreement or the express prior written approval of the Optionee, neither the Seller nor any of its Subsidiaries shall, in respect of the Station:

          (i) make any material change in the Business or the operations of the Station;

          (ii) enter into any lease, contract or agreement pertaining to the Business, the Station or the Purchased Assets that (1) has a term which extends beyond the Closing Date and is not terminable at any time by the Seller (or its successors or assigns) upon thirty (30) days (or less) notice or (2) requires payments by the Seller (or its successors or assigns) of more than $12,000 during any consecutive twelve (12) month period (any such lease, contract or agreement, a "Prohibited Contract"); provided that the Seller may enter into a Prohibited Contract so long as any such Prohibited Contract is not part of the Purchased Assets or Assumed Liabilities and the assets subject to such Prohibited Contract are not part of the Purchased Assets;

          (iii) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien (other than Permitted Liens) on, any of the Purchased Assets; or

          (iv) acquiesce in any infringement, unauthorized use or impairment of any Station Intellectual Property or change the Station's call signs.

     Section 6.4 Third Party Consents. The Seller and the Optionee shall use all commercially reasonable efforts to obtain any and all third party consents, approvals or waivers necessary or advisable under the Station Agreements. If any such third party consent, approval or waiver is not obtained before the Closing, the parties shall use commercially reasonable efforts in good faith to cooperate, and to cause each of their respective Affiliates to cooperate, in effecting any lawful arrangement to provide to the Optionee or its designated Affiliates the economic benefits of the Station Agreements for which third party consents, approvals, and waivers are being sought after Closing, and to have the Optionee or its designated Affiliates assume and discharge the obligations under the Station Agreements from and after the Closing Date.

     Section 6.5 Bulk Sales Act. The Optionee agrees to indemnify, defend, and hold the Seller harmless against any Claims, liabilities, costs, or expenses, including reasonable attorneys' fees (but excluding any Excluded Liabilities), that the Seller may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws with respect to the transactions contemplated hereby.

     Section 6.6 Additional Covenant. Each of the Seller and the Optionee shall take all commercially reasonable efforts to cause the consummation of the transactions contemplated by this Agreement. The Seller and the Optionee shall not take any action that is inconsistent with their respective obligations under this Agreement or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement.

     Section 6.7 Memorandum of Option Agreement. Upon the request of the Optionee after the Option Effective Date and subject to the prior written consent of the respective lessor under a Real Property Lease, the Seller shall execute and deliver a memorandum of option agreement in substantially the form attached hereto as Exhibit 6.7 for filing by the Optionee in the appropriate real property office of the county in which such Real Property Lease is recorded.

     Section 6.8 HSR Act Approval Regarding Effectiveness. Within thirty (30) days after the date hereof (the "HSR Option Effectiveness Filing Period"), each of the Seller and the Optionee shall prepare and file with the Federal Trade Commission and the Antitrust

Division of the Department of Justice a Pre-Merger Notification and Report Form under the HSR Act and thereafter make any other required submissions under the HSR Act, or any rules and regulations promulgated thereunder, in connection with the effectiveness of this Agreement and the Optionee LMA; provided, however, that if the Optionee delivers an HSR Opinion to the Seller on or prior to midnight New York City time on the last day of the HSR Option Effectiveness Filing Period, neither the Seller nor the Optionee will be required to make any filings pursuant to this Section 6.8. If filings are required pursuant to this
Section 6.8, the Seller and the Optionee shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority for additional information or documentation pertaining to antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings and responses. Each of the Seller and the Optionee warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of the Seller and the Optionee agrees to make available to the other, prior to the filing thereof, such non-confidential information as may be required by such commission or department to be filed as additional information requested by such agencies under the HSR Act and such rules and regulations. The cost of any filing fees payable under the HSR Act in connection with the notifications and information described in this Section 6.8 shall be borne by the Optionee. If filings are required pursuant to this Section 6.8 and the Optionee fails to make the initial filing under the HSR Act prior to midnight New York City time on the last day of the HSR Option Effectiveness Filing Period, then this Agreement shall automatically terminate and shall be void ab initio at midnight New York City time on the last day of the HSR Option Effectiveness Filing Period. If the initial filings under the HSR Act are made prior to the HSR Option Effectiveness Filing Period and the statutory waiting period under the HSR Act in connection with such filings has not expired on or prior to April 30, 2003, then this Agreement shall automatically terminate and shall be void ab initio at midnight New York City time on April 30, 2003. Except as set forth in the Amended and Restated Credit Agreement and the Optionee LMA, the termination of this Agreement pursuant to the two preceding sentences shall be the Seller's sole and exclusive remedy for the failure of the Optionee to make the initial filing under the HSR Act pursuant to this Section 6.8 or for the failure of the statutory waiting period under the HSR Act to have expired on or prior to April 30, 2003.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.1 Taxes; Sales, Use and Transfer Taxes.

     (a) (i) The Seller shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Station or the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, but not including any such Taxes attributable to the LMA Effective Period other than income, Franchise or similar Taxes of the Seller or its direct or indirect owners. The Optionee shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business, the Station or the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date and all such Taxes attributable to the LMA Effective Period other than income,

Franchise or similar Taxes of the Seller or its direct or indirect owners. For purposes of this Section 7.1(a), (i) any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date, (ii) any period beginning before the LMA Effective Period and ending during the LMA Effective Period shall be treated as two partial periods, one ending on the day immediately preceding the Effective Date (as defined in the Optionee LMA) and the other beginning on the Effective Date (as defined in the Optionee LMA),
(iii) any period beginning during the LMA Effective Period and ending after the LMA Effective Period shall be treated as two partial periods, one ending on the last day of the LMA Effective Period and the other beginning on the day immediately after the last day of the LMA Effective Period, and (iv) any period beginning before the LMA Effective Period and ending after the LMA Effective Period shall be treated as two or three partial periods (as applicable), one ending on the day immediately preceding the Effective Date (as defined in the Optionee LMA), the second being the LMA Effective Period and, if the LMA Effective Period terminates prior to the Closing, the third beginning on the day immediately after the last day of the LMA Effective Period.

          (ii) All Taxes other than income, franchise or similar Taxes relating to a time period beginning in one partial period and ending in another partial period (as described in Section 7.1(a)(i) above) shall be prorated (based on the most recent available tax statement, latest tax valuation and latest tax bills) as of the first day of the second partial period (and again as of the first day of the third partial period, if applicable) (the "Proration Date"). If the Proration Date occurs before the tax rate is fixed for the then current fiscal or calendar year, whichever is applicable, the proration of the corresponding Taxes shall be estimated on the basis of the tax rate for the last preceding year applied to the latest assessed valuation, and once the actual amount of such Taxes is known, the Optionee shall pay the Seller or the Seller shall pay the Optionee, as the case may be, as an adjustment to Purchase Price, the net amount due as a result of the actual apportionment of such Taxes taking into account any such Taxes for which the Seller has been, or has the right to be, reimbursed pursuant to the terms of the Optionee LMA. The Seller's estimated accrued liability (to the Closing) for any of the above described taxes and charges that are due and payable after the Closing, to the extent practicable, shall be made as a credit against the amount payable at the Closing by the Optionee.

     (b) Any sales, use or other transfer Taxes payable by reason of transfer and conveyance of the Business, the Station or the Purchased Assets hereunder and any documentary stamp or transfer Taxes payable by reason of the real estate or interests therein included in the Purchased Assets shall be borne by the Optionee. Except as set forth in Section 6.3, all fees relating to any filing with any Governmental Authority required for transfer and conveyance of the Business, the Station or the Purchased Assets hereunder, other than amounts (including Taxes) owing to any Governmental Authority as of the date hereof or with respect to events occurring prior to the date hereof, shall be borne by the Optionee.

     (c) The Seller or the Optionee, as the case may be, shall provide reimbursement for any Tax paid by the other party, all or a portion of which is the responsibility of the Seller or the Optionee, as the case may be, in accordance with the terms of this Agreement. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

     (d) If requested by the Optionee in writing during the Exercise Period, the Seller agrees within twenty (20) days of such request, to (i) advise the Optionee of any audits of any material Tax Return of the Seller or any of its Subsidiaries conducted during the period beginning on the date of this Agreement and ending on the date of such advice; (ii) to provide the Optionee with copies of all material Tax audit reports affecting the Purchased Assets or the Business that have been issued during the period beginning on the date of this Agreement and ending on the date that such documents are provided; and (iii) to advise the Optionee of any changes that would make it impossible for the Seller to make the representations and warranties set forth in Section 4.6(a), Section 4.6(b); and
Section 4.6(d) as of the Closing Date; provided, however, that Seller's inability to make such representations and warranties as of the date of such advice shall in no way be treated as a breach of any such representation and warranty.

     (e) Any expenses of the type specified in Schedule 10.1 of the Optionee LMA (other than Taxes) shall be prorated for the periods described in Section 7.1(a)(i) in a manner similar to that set forth in Section 7.1(a) with respect to Taxes.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF SELLER

     The obligations of the Seller under this Agreement to consummate the Closing shall, at the option of the Seller, be subject to the satisfaction or waiver by the Seller in writing, on or prior to the Closing Date, of the following conditions:

     Section 8.1 No Misrepresentation or Breach of Covenants and Warranties.

     (a) Each of the representations and warranties of the Optionee contained in Sections 5.1, 5.2, 5.5 and 5.6 that is not qualified as to materiality shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and each of the representations and warranties of the Optionee contained Sections 5.1, 5.2, 5.5 and 5.6 that is qualified as to materiality shall be true and correct in all respects on the Closing Date as though made on the Closing Date, except in any case to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct in all material respects as of such specified date or time, and except for changes therein (i) specifically permitted by this Agreement or the Optionee LMA or (ii) resulting directly from any transaction specifically consented to in writing by the Seller.

     (b) The Optionee shall have delivered to the Seller a certificate in the form attached hereto as Exhibit 8.1(b), dated as of the Closing Date, signed on behalf of the Optionee by its President or Chief Financial Officer, certifying that the condition described in subsection (a) above has been satisfied (the "Optionee Closing Certificate"). The condition set forth in Section 8.1(a) shall be deemed to have been satisfied if, at the Closing, the Optionee delivers the Optionee Closing Certificate to the Seller.

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

     Section 8.2 No Restraint or Litigation.

     (a) Any applicable waiting period under the HSR Act shall have expired or have been terminated and there shall not be in effect any preliminary or permanent injunction or other Order by a Governmental Authority, no Requirement of Law shall have been promulgated or enacted by a Governmental Authority and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

     (b) There shall not be in existence any Claim instigated by a Governmental Authority before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided, however, that this condition may not be invoked by the Seller if any such action, suit or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, the Seller in material breach of this Agreement.

     Section 8.3 FCC Consent. The FCC Consent shall have been granted, without any condition or qualification which is materially adverse to the Seller, and shall have become a Final Order.

     Section 8.4 Closing Deliveries. The Optionee shall deliver to the Seller all of the closing deliveries specified in Section 3.8(b).

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF OPTIONEE

     The obligations of the Optionee under this Agreement to consummate the Closing shall, at the option of the Optionee, be subject to the satisfaction or waiver by the Optionee in writing on or prior to the Closing Date, of the following conditions:

     Section 9.1 No Misrepresentation or Breach of Covenants and Warranties.

     (a) Each of the representations and warranties of the Seller contained in Sections 4.1, 4.2, 4.6(c), 4.6(e), 4.6(f), 4.8(a), 4.9(b), 4.13, 4.19, 4.20 and
4.21 that is not qualified by materiality shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and each of the representations and warranties of the Seller contained in Sections 4.1, 4.2, 4.6(c), 4.6(e), 4.6(f), 4.8(a), 4.9(b), 4.13, 4.19, 4.20 and 4.21 that is qualified as to materiality shall be true and correct in all respects on the Closing Date as though made on the Closing Date, except in any case to the extent that they expressly speak as of a specific date or time other than the Closing Date, in which case they need only have been true and correct as of such specified date or time, and except for changes therein (i) specifically permitted by this Agreement or the Optionee LMA, (ii) resulting directly from any transaction specifically consented to in writing by the Optionee or any transaction contemplated by this Agreement or the Optionee LMA or (iii) resulting from the Optionee's performance under the Optionee LMA.

     (b) The Seller shall have delivered to the Optionee a certificate in the form attached hereto as Exhibit 9.1(b), dated as of the Closing Date, signed on behalf of the Seller by its manager and each of its members, certifying that the condition described in subsection (a) above has been satisfied (the "Seller Closing Certificate"). The condition set forth in Section 9.1(a) shall be deemed to have been satisfied if, at the Closing, the Seller delivers the Seller Closing Certificate to the Optionee.

     Section 9.2 No Restraint or Litigation.

     (a) Any applicable waiting period under the HSR Act shall have expired or been terminated and there shall not be in effect any preliminary or permanent injunction or other Order by a Governmental Authority, no Requirement of Law shall have been promulgated or enacted by a Governmental Authority and there shall not be in effect any temporary restraining order of a court of competent jurisdiction, which, in any case, restrains or prohibits the transactions contemplated hereby.

     (b) There shall not be in existence any Claim instigated by a Governmental Authority before any court or governmental agency or body to prohibit the transactions contemplated by this Agreement; provided, however, that this condition may not be invoked by the Optionee if any such action, suit or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, the Optionee in breach of this Agreement.

     Section 9.3 FCC Consent. The FCC Consent shall have been granted, without any condition or qualification which is materially adverse to the Optionee or to the operations of the Station, and shall have become a Final Order.

     Section 9.4 Closing Deliveries. The Seller shall deliver to the Optionee all of the closing deliveries specified in Section 3.8(a).

                                   ARTICLE X

                                 INDEMNIFICATION

     Section 10.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless each Optionee Group Member from and against any and all Loss and Expense incurred by such Optionee Group Member in connection with or arising from:

          (i) any willful or intentional, material breach by the Seller of any of its covenants, agreements or obligations in this Agreement or in any of the Seller Ancillary Agreements;

          (ii) any willful or intentional, material breach of any representation or warranty of the Seller contained in this Agreement or any certificate delivered by or on behalf of the Seller at the Closing pursuant hereto;

          (iii) the failure of the Seller to perform and discharge any Excluded Liabilities; or

          (iv) any and all fines and penalties imposed on the Optionee as a result of the Seller's breach of the Optionee LMA.

The indemnification provided for in this Section 10.1 shall terminate 18 months after the Closing Date (and no claims shall be made by any Optionee Group Member under this Section 10.1 thereafter), except that the indemnification by the Seller shall continue in any event as to:

     (A) the representations and warranties of the Seller set forth in Sections 4.2, 4.6 and 4.13 and the covenants of the Seller set forth in Sections 6.1 (to the extent that such Section applies to the representations and warranties contained in Section 4.6), 7.1 or 12.4, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days;

     (B) any Loss or Expense incurred by any Optionee Group Member in connection with or arising out of the matters described in clause (iii) of this Section 10.1, as to which no time or recovery amount limitation shall apply; and

     (C) any Loss or Expense of which any Optionee Group Member has notified the Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this
Section 10.1, as to which the obligation of the Seller shall continue until the liability of the Seller shall have been determined pursuant to this Article X, and the Seller shall have reimbursed all the Optionee Group Members for the full amount of such Loss and Expense in accordance with this Article X.

     Section 10.2 Indemnification by the Optionee. The Optionee agrees to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

          (i) any willful or intentional, material breach by the Optionee, or any other failure of the Optionee to perform, any of its covenants, agreements or obligations in this Agreement or in any Optionee Ancillary Agreement;

          (ii) any willful or intentional, material breach of any warranty or the inaccuracy of any representation of the Optionee contained or referred to in this Agreement or any certificate delivered by or on behalf of the Optionee pursuant hereto;

          (iii) the failure of the Optionee to perform or discharge any of the Assumed Liabilities; or

          (iv) any and all fines and penalties imposed on the Seller or any of its Subsidiaries as a result of the Optionee's operation of the Station under, or breach of, the Optionee LMA or with respect to the effectiveness of this Agreement and the Optionee LMA as a result of not making the filings referred to in Section 6.8 pursuant to the proviso in the first sentence thereof.

The indemnification provided for in this Section 10.2 shall terminate 18 months after the Closing Date (and no claims shall be made by any Seller Group Member under this Section 10.2 thereafter), except that the indemnification by the Optionee shall continue in any event as to:

     (A) the representations and warranties of the Optionee set forth in Section
5.2 and the covenants of the Optionee set forth in Sections 7.1 or 12.4, as to all of which no time limitation shall apply other than the full period of any applicable statute of limitations plus sixty (60) days;

     (B) any Loss or Expense incurred by any Seller Group Member in connection with or arising out of the failure of the Optionee to perform any Assumed Liabilities, as to which no time or recovery amount limitation shall apply;

     (C) any Loss or Expense incurred by any Seller Group Member in connection with or arising out of the matters described in clauses (iii) and (iv) of this
Section 10.2, as to which no time limitation shall apply; and

     (D) any Loss or Expense of which any Seller Group Member has notified the Optionee in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this
Section 10.2, as to which the obligation of the Optionee shall continue until the liability of the Optionee shall have been determined pursuant to this
Article X, and the Optionee shall have reimbursed all the Seller Group Members for the full amount of such Loss and Expense in accordance with this Article X.

     Section 10.3 Notice of Claims.

     (a) Any Optionee Group Member or Seller Group Member seeking indemnification hereunder (the "Indemnified Party") shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based. The failure of any Indemnified Party to give the Claim Notice promptly as required by this Section
10.3 shall not affect such Indemnified Party's rights under this Article X except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

     (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

     Section 10.4 Third Person Claims.

     (a) In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person Claim promptly after receipt by such Indemnified Party of written notice of the third Person Claim. Thereafter, the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person Claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person Claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) Business Days after receipt thereof and shall deliver to the Indemnitor within seven (7) Business Days after the receipt of such complaint copies of notices and documents (including court papers) physically served upon the Indemnified Party relating to the third Person Claim. The failure of any Indemnified Party to give the Claim Notice promptly (or in five (5) Business Days in the case of service of a complaint upon the Indemnified Party) as required by this Section 10.4 shall not affect such Indemnified Party's rights under this Article X except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

     (b) In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any Claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim or demand. To the extent the Indemnitor elects not to defend such Claim or demand, and the Indemnified Party defends against or otherwise deals with any such Claim or demand, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnitor, at the expense of the Indemnitor, and control the defense of such Claim or demand. Neither the Indemnitor nor the Indemnified Party may settle any such Claim or demand which settlement obligates the other party to pay money, to perform obligations or to admit liability, without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums for which indemnification under this Article X is provided so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

     (c) To the extent of any inconsistency between this Section 10.4 and
Section 7.1(c), the provisions of Section 7.1(c) shall control.

     Section 10.5 Limitations.

     (a) In any case where an Indemnified Party actually recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article X, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any Claim arising out of such matter.

     (b) Except in Claims of common law fraud or except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article X shall be the sole and exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement); provided, however, that nothing contained herein shall limit the parties' obligations, rights or remedies under the Optionee LMA, the Amended and Restated Credit Agreement, the Amended and Restated Note or any other Transaction Document.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.1 Termination.

     (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

          (i) by the mutual written consent of the Seller and the Optionee;

          (ii) by the Optionee in the event of a willful and intentional, material breach by the Seller of any of its agreements, representations or warranties contained in this Agreement, and the failure of the Seller to cure such breach within thirty (30) days after receipt of written notice from the Optionee requesting such breach to be cured;

          (iii) by the Seller or the Optionee if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued a final and non-appealable Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (iv) by the Seller or the Optionee, if the Closing shall not have occurred by midnight New York City time on the then applicable Cut-Off Date, or if extended pursuant to Section 11.1(b), the then applicable Extended Cut-Off Date; provided, however, that the right to terminate this Agreement under this
Section 11.1(a)(iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date;

          (v) automatically as described in Section 2.1(b), Section 2.2(b) or
Section 6.8; or

          (vi) automatically upon the issuance, prior to (x) June 1, 2003 or (y) if the Seller has exercised its right to extend the Maturity Date pursuant to clause (i)(B) of the definition thereof in the Amended and Restated Credit Agreement, July 1, 2003, of an EchoStar Injunction (as defined in the Amended and Restated Credit Agreement).

     (b) At any time prior to the granting of the FCC Consent and its becoming a Final Order but in any event not later than midnight New York City time on the fifteenth (15th) Business Day preceding the then applicable Cut-Off Date, either the Seller or the Optionee may provide the other party with written notice of its intention to submit an Extension Request to the Option Expert pursuant to this Section 11.1(b) (the party providing such written notice shall be referred to as the "Submitting Party" and the other party shall be referred to as the "Responding Party"); provided that no party who has failed to fulfill any of its obligations under Section 6.2(a)(i) may be a Submitting Party. Upon receipt of such written notice by Responding Party, the Submitting Party and Responding Party shall identify the Option Expert pursuant to the procedures set forth in the definition of "Option Expert" in Section 1.1. Within five (5) Business Days after the Option Expert is identified by the parties, the Submitting Party may petition the Option Expert to extend the then applicable Cut-Off Date, pursuant to the authority of the Option Expert contained in this Section 11.1(b), by submitting a written statement (the "Extension Request") to the Option Expert and the Responding Party at the address and in a manner specified in Section
12.5. The Extension Request shall include a detailed description of all actions taken by the parties pursuant to Section 6.2(a)(i) and all proceedings or communications between the FCC and the Submitting Party concerning the Transfer Application, together with a copy of all relevant written materials submitted to the FCC. The Responding Party shall have five (5) Business Days (the "Responding Party Review Period") after its receipt of the Extension Request to submit a written statement to the Option Expert and the Submitting Party responding to the Extension Request, which statement may include a rebuttal to the positions set forth in the Extension Request and a detailed description of all communications between the FCC and the Responding Party regarding the Transfer Application. The Option Expert shall have the authority, based solely on the Extension Request and any written statement submitted in response thereto (if any was submitted within the Responding Party Review Period), to extend the then applicable Cut-Off Date to a date that is the three (3) month anniversary of the then applicable Cut-Off Date (the "Extended Cut-Off Date") upon a finding by the Option Expert that (x) the FCC Consent (whether or not granted at the time of the Option Expert's review of the Extension Request) is not likely to become a Final Order on or prior to the then applicable Cut-Off Date, and (y) the FCC Consent (whether or not granted at the time of the Option Expert's review of the Extension Request) is reasonably likely to become a Final Order by the date that would be the Extended Cut-Off Date. The Option Expert shall submit his finding in writing (the "Option Expert Decision") to the parties, at the addresses and in a manner specified in Section 12.5, within five (5) Business Days after the expiration of the Responding Party Review Period. The Option Expert Decision shall be binding and conclusive on the parties. The fees and expenses of the Option Expert shall be borne by the Submitting Party. The parties acknowledge that time is of the essence with respect to this Section 11.1(b) and that the Option Expert shall not consider any Extension Request or responses thereto not submitted to the Option Expert within the time periods specified in this Section 11.1(b). For the avoidance of doubt, the timing of the Extension Request and Option Expert Decision is at the risk of the Submitting Party and no extension of the then applicable Cut-Off Date shall be effective under this Section 11.1(b) unless the Submitting Party and Responding Party receive the Option Expert Decision prior to midnight New York City time on the then applicable Cut-Off Date.

     (c) In the event that this Agreement shall be terminated pursuant to any of the provisions of Section 11.1(a), all further obligations of the parties under this Agreement (other than the provisions of this Article XI, Article X and Sections 12.4) shall be terminated without further liability of any party to the other; provided that nothing herein shall relieve any party from liability for any breach of this Agreement.

     (d) Notwithstanding anything herein to the contrary, if the Amended and Restated Note is paid in full on or prior to midnight New York City time on the Option Effective Date, this Agreement shall automatically terminate and be void ab initio.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     Section 12.1 Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, and any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by each of the Optionee and the Seller and (ii) only in the specific instance and for the specific purpose for which made or given. No failure to exercise and no delay in exercising on the part of any party hereto any right, remedy, power or privilege provided in this Agreement or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between the parties hereto shall operate as a waiver of any right, power or privilege hereunder of any such party. Each and every default by any of the parties under this Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought under this Agreement as each cause of action arises.

     Section 12.2 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Terminated Agreements (as defined in the Settlement Agreement).

     Section 12.3 Successors and Assigns.

     (a) This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided below in this Section 12.3, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other party hereto.

     (b) The Seller may assign this Agreement to an Affiliate to whom the Seller transfers all of the Purchased Assets and its interests in the Station (the "Permitted Affiliate

Transferee"); provided, however, that (i) the Permitted Affiliate Transferee qualifies under the Communications Act and all other Requirements of Law to become a holder of the Governmental Permits (including, without limitation, the FCC Licenses), (ii) each representation and warranty described in Section 9.1(a) is true and correct in all respects as to the Permitted Affiliate Transferee, as though the Permitted Affiliate Transferee were substituted for the Seller throughout the representations and warranties described in Section 9.1(a), (iii) the Seller gives written notice to the Optionee at least ten (10) Business Days prior to the assignment to the Permitted Affiliate Transferee, setting forth the ownership structure of the Permitted Affiliate Transferee, and (iv) the Seller and the Permitted Affiliate Transferee execute and deliver to the Optionee an undertaking in form and substance reasonably satisfactory to the Optionee in which the Seller and the Permitted Affiliate Transferee confirm that (x) the conditions set forth in clauses (i) and (ii) have been complied with in all respects, (y) the Permitted Affiliate Transferee has the power, authority and legal right to consummate the Closing, to transfer the Governmental Permits and to otherwise consummate the transactions contemplated by this Agreement, and (z) the Seller and the Permitted Affiliate Transferee are jointly and severally liable for the representations and warranties described in Section 9.1(a), as modified to include the statements set forth in such undertaking, and agree that they are bound as the "Seller" hereunder. No such assignment by the Seller shall relieve the Seller of any of its obligations hereunder.

     (c) The Optionee may assign its rights and obligations under this Agreement to another Person (the "Permitted Transferee"), provided, that such assignment shall only be effective simultaneously with the Closing, and provided further, that (i) the Permitted Transferee qualifies under the Communications Act and all other Requirements of Law to become a holder of the Governmental Permits (including, without limitation, the FCC Licenses), (ii) each representation and warranty described in Section 8.1(a) is true and correct in all respects as to the Permitted Transferee, as though the Permitted Transferee were substituted for the Optionee throughout the representations and warranties described in
Section 8.1(a), (iii) the Optionee gives written notice to the Seller at least ten (10) Business Days prior to the assignment to the Permitted Transferee, setting forth the ownership structure of the Permitted Transferee, and (iv) the Optionee and the Permitted Transferee execute and deliver to the Seller an undertaking in form and substance reasonably satisfactory to the Seller in which the Optionee and the Permitted Transferee confirm that (x) the conditions set forth in clauses (i) and (ii) have been complied with in all respects, (y) the Permitted Transferee has the power, authority and legal right to exercise the Option, to acquire the Governmental Permits and to otherwise consummate the transactions contemplated by this Agreement, and (z) the Optionee and the Permitted Transferee are jointly and severally liable for the representations and warranties described in Section 8.1(a), as modified to include the statements set forth in such undertaking, and agree that they are bound as the "Optionee" hereunder. No such assignment by the Optionee shall relieve the Optionee of any of its obligations hereunder. If there is such an assignment, only the Permitted Transferee, and not the Optionee, shall have the right to purchase the Purchased Assets at the Closing, and such right and obligation may not be re-assigned to the Optionee; provided, however, that nothing contained in this sentence shall be construed to restrict the Optionee's ability to own an equity interest in the Permitted Transferee to the maximum extent permitted by the Communications Act and the rules and regulations of the FCC promulgated thereunder.

     Section 12.4 Confidentiality. No statement announcing in any way the transactions contemplated by this Agreement shall be issued by (i) any of the Optionee Group

Members, without the prior written consent of the Seller as to the specific content of such statement, such consent not to be unreasonably withheld or delayed, (ii) any of the Seller Group Members, without the prior written consent of the Optionee as to the specific content of such statement, such consent not to be unreasonably withheld or delayed; provided that this Section 12.4 shall not apply (a) in the event such disclosure is required by any pending litigation or any Requirement of Law (as determined in good faith by counsel to the Optionee or the Seller, as applicable), including if a court of competent jurisdiction or a duly authorized Governmental Authority requires any such statement in a Final Order or (b) if there is a Requirement of Law (as determined in good faith by counsel to the Optionee or the Seller, as applicable) for the filing of this Agreement or any other Transaction Document with a Governmental Authority or any disclosure related thereto to any Governmental Authority; and, provided, further, that the parties hereto are expressly authorized to disclose to any and all Persons the structure and tax aspects of the transactions contemplated hereby and all materials of any kind that are provided to the parties related to such structure and tax aspects.

     Section 12.5 Notices. All notices, demands and other communications hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, courier service or personal delivery:

                  (i)      if to the Seller,

                           c/o Pappas Telecasting Companies
                           500 South Chinowth Road
                           Visalia, CA  93277
                           Tel:  (559) 733-7800
                           Attention:  Dennis J. Davis

                           with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Tel:   (212) 836-8000
                           Attention:  Lynn Toby Fisher, Esq.
                                       Aaron Rubinstein, Esq.

                           and

                           Paul, Hastings Janofsky & Walker LLP
                           1299 Pennsylvania Avenue, N.W.
                           Tenth Floor
                           Washington, DC  20004-2400
                           Tel:  (202) 508-9578
                           Attention:  John G. Johnson, Jr., Esq.


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

                  (ii)     if to the Optionee,

                           c/o TV Azteca, S.A. de C.V.
                           Periferico Sur 4121
                           Col. Fuentes de Pedregal
                           C.P. 14141 Mexico
                           Delegacion Tlalpan
                           Mexico, D.F.
                           Tel:  011-525-5-3099-5751
                           Attention: Lic. Francisco X. Borrego Hinojosa

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY  10019-6064
                           Tel:  (212) 373-3000
                           Attention:   Judith R. Thoyer, Esq.
                                        Jay Cohen, Esq.

                           and

                           Hogan & Hartson L.L.P
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004
                           Tel:  (202) 637-5877
                           Attention:  Mace J. Rosenstein, Esq.
                                       Jacqueline P. Cleary, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; and when delivered by courier, if delivered by commercial courier service; and when actually received by the intended recipient, if mailed; provided, however, that if any notice, demand or other communication is delivered or received, as the case may be, after 5:00 P.M. New York City time on a Business Day or delivered or received, as the case may be, on a day that is not a Business Day, such notice, demand or communication shall be deemed to have been duly given pursuant to this Section 12.5 on the next succeeding Business Day. Any party may by notice given in accordance with this Section 12.5 designate another address or Person for receipt of notices hereunder, but such notice shall be effective only upon actual receipt

     Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     Section 12.7 Headings; Gender. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and feminine, and the singular shall be deemed to include the plural.

     Section 12.8 Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

     Section 12.9 Remedies. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity.

     Section 12.10 Specific Performance. The parties recognize that if, prior to Closing, a party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party for its injury. The non-breaching party shall therefore be entitled, in addition to any other remedies that may be available (including, without limitation, the provisions of Section 10.1 (relating to indemnification)), to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by the non-breaching party to enforce this Agreement, the breaching party shall waive the defense in any such action that there is an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder, and the breaching party agrees that the non-breaching party shall have the right to seek specific performance without being required to prove actual damages, post bond, or furnish other security. This Section 12.10 shall not limit the non-breaching party's ability to seek damages in the event such party elects to terminate this Agreement as a result of the breaching party's default hereunder instead of seeking specific performance.

     Section 12.11 Consent to Jurisdiction. Any Claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought by the parties and heard and determined only in Delaware Chancery Court, unless Delaware Chancery Court determines that it does not have jurisdiction over such Claim, in which case such Claim may be brought by the parties and heard and determined only in Delaware state court or a federal court sitting in Delaware. The parties hereto consent to jurisdiction before, and waive any objections of venue to, the Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware. Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, that it is not subject personally to the jurisdiction of any such courts, that such Claim is brought in an inconvenient forum, that the venue of such Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such courts. Each party further irrevocably submits to the jurisdiction of Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware in any such Claim. Each of the parties irrevocably consents to service of process in the manner provided for notices in Section 12.5. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

     Section 12.12 GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Section 12.13 Access to Records after Closing. For a period of six (6) years after the Closing Date the Seller and its representatives shall have reasonable access to all of the books and records of the Station, the Business and the Purchased Assets transferred to the Optionee hereunder to the extent that such access may reasonably be required by the Seller in connection with matters relating to or affected by the operations of the Station prior to the Closing Date. Such access shall be afforded by the Optionee upon receipt of reasonable advance notice and during normal business hours. The Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 12.13. If the Optionee shall desire to dispose of any of such books and records prior to the expiration of such six-year period, it shall, prior to such disposition, give the Seller a reasonable opportunity, at the Seller's expense, to segregate and remove such books and records as the Seller may select.

     For a period of six (6) years after the Closing Date, the Optionee and its representatives shall have reasonable access to all of the books and records relating to the Station which the Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by the Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. The Optionee shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 12.13. If the Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Seller shall, prior to such disposition, give the Optionee a reasonable opportunity, at the Optionee's expense, to segregate and remove such books and records as the Optionee may select.

     Section 12.14 Schedules. For the purposes of the Schedules hereto, any information, item or other disclosure set forth in any Schedule shall be deemed to have been set forth in all other Schedules if it is reasonably apparent that such information, item or other disclosure is likewise applicable to such other Schedule. The disclosure of particular information in the Schedules shall not, solely by virtue of such disclosure, be construed to mean that such information is material or creates a measure of materiality for purposes of this Agreement.

     Section 12.15 Time is of the Essence. The parties agree that time is of the essence in connection with the exercise of the Option and the consummation of the purchase and sale of the Purchased Assets and the other transactions contemplated hereby, including, without limitation, with respect to all notice and performance dates under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.




                          AZTECA INTERNATIONAL CORPORATION

                          By:  /s/ Luis J. Echarte
                               ------------------------------------------------
                               Name: Luis J. Echarte
                               Title: Chief Executive Officer


                          By:  /s/ Francisco X. Borrero
                               ------------------------------------------------
                               Name: Francisco X. Borrero
                               Title: Director


                          By:  /s/ Carlos Hesles Flores
                               ------------------------------------------------
                               Name: Carlos Hesles Flores
                               Title: Director


                          PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC

                          By: PAPPAS TELECASTING COMPANIES, its Manager

                          By:  /s/ Harry Pappas
                               ------------------------------------------------
                               Name:  Harry Pappas
                               Title: President